                                                                   EXHIBIT 10.05

                          CONSENT TO SUBLEASE AGREEMENT

        This Consent to Sublease Agreement (this "AGREEMENT") is made as of March 31, 2000 by and among Spieker Properties, L.P., a California limited partnership ("MASTER LANDLORD"), Franklin Templeton Corporate Services, Inc., a Delaware corporation ("SUBLANDLORD"), and Intuit Inc., a Delaware corporation ("SUBTENANT").

                                    RECITALS

        This Agreement is made with regard to the following facts;

        A. Master Landlord is the owner of approximately 29 acres and up to approximately 591,000 square feet (existing, under construction or planned) in 9 buildings known as Bridge Pointe Corporate Centre within the Eastgate Technology Park in San Diego, California (the "PROJECT"). Phase A of the Project consists of 4 existing buildings known as "Building 1" (also referred to as the "PHASE A-1 PREMISES") located at 4770 Eastgate Mall, "Building 2" (also referred to as the "ADC TELECOMMUNICATIONS PREMISES") located at 4790 Eastgate Mall, "Building 3" (also referred to as the "PHASE A-2 PREMISES") located at 4760 Eastgate Mall and "Building 4" (also referred to as the "PHASE A-3 PREMISES") located at 4780 Eastgate Mall. Phase B of the Project consists of 2 buildings under construction known as "Building 5" (also referred to as the "PHASE B-2 PREMISES") located at 4810 Eastgate Mall and "Building 6" (also referred to as the "PHASE B-1 PREMISES") located at 4820 Eastgate Mall. Phase C of the Project consists of 3 planned buildings known as "Buildings 7 through 9".

        B. Master Landlord and Sublandlord entered into a lease dated September 2, 1998, as amended by that certain First Amendment to Lease dated March 15, 1999 and assigned by that certain Assignment, Assumption and Consent agreement dated January 1, 2000 (collectively, the "PHASE A LEASE") whereby Master Landlord leased to Sublandlord the Phase A-2 Premises and the Phase A-3 Premises, upon the terms and conditions contained therein.

        C. Under the terms of Paragraph 21 of the Phase A Lease, Sublandlord has requested Master Landlord's consent to the Sublease Agreement dated .March 31, 2000 between Sublandlord and Subtenant (the "SUBLEASE"), pursuant to which Sublandlord will sublease to Subtenant the Phase A-2 Premises, as more particularly described in the Sublease (the "SUBLEASED PREMISES"). A copy of the Sublease is attached to this Agreement as EXHIBIT A.

        D. Master Landlord is willing to consent to the Sublease on the terms and conditions contained in this Agreement.

        NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

             1. MASTER LANDLORD'S CONSENT. Master Landlord consents to the Sublease. This consent is granted only on the terms and conditions stated in this Agreement. Master

Landlord is not bound by any of the terms, covenants, or conditions of the Sublease, except as set forth in Section 2.2 below. The Sublease is subject and subordinate to the Master Lease.

             2. LIMITS OF CONSENT.

                    2.1 NONRELEASE OF SUBLANDLORD; FURTHER TRANSFERS. Neither the Sublease nor this Agreement will:

                         (a) release Sublandlord from any liability, whether
past, present or future, under the Master Lease;

                         (b) alter the primary liability of Sublandlord to pay
the Rent and perform all of Tenant's obligations under the Master Lease (including the payment of all bills rendered by Master Landlord for charges incurred by Subtenant for services and materials supplied to the Subleased Premises); or

                         (c) be construed as a waiver of Master Landlord's right
to consent to any proposed transfer after the date hereof by Sublandlord under the Master Lease or Subtenant under the Sublease, or as a consent to any portion of the Subleased Premises being used or occupied by any other party.

                    2.2 MASTER LANDLORD ACKNOWLEDGMENT. Master Landlord specifically acknowledges and agrees to be bound by the following Paragraphs of the Sublease: 4, "Signage"; 20, "Permitted Use;" and 21, "Mutual Waiver of Subrogation"; and all of the modifications to the Master Lease set forth in Paragraph 8(a) of the Sublease.

                    Master Landlord may consent to the subsequent sublease and assignment of the Sublease or any amendments or modifications to the Sublease without notifying Sublandlord or anyone else liable under the Master Lease, including any guarantor of the Master Lease, and without obtaining their consent. No such action by Master Landlord will relieve those persons from any liability to Master Landlord or otherwise with regard to the Subleased Premises. Notwithstanding the foregoing, nothing contained herein shall diminish any obligation of Subtenant to obtain Sublandlord's approval prior to taking any such actions.

             3. RELATIONSHIP WITH MASTER LANDLORD

                    3.1 EFFECT OF SUBLANDLORD DEFAULT UNDER MASTER LEASE. If after the expiration of any applicable cure period Sublandlord defaults in the performance of its obligations under the Master Lease and the Master Lease terminates, Master Landlord shall notify Subtenant and, without limiting its other rights and remedies, by notice to Sublandlord and Subtenant, elect to receive and collect, directly from Subtenant, all rent and any other sums owing and to be owed under the Sublease, as further set forth in Section 3.2 below.

                    3.2 MASTER LANDLORD'S ELECTION TO RECEIVE RENTS. Master Landlord will not, as a result of the Sublease, or as a result of the collection of rents or any other sums from Subtenant under Section 3.1 above, be liable to Subtenant for any failure of Sublandlord to perform any obligation of Sublandlord under the Sublease.

                    Sublandlord irrevocably authorizes and directs Subtenant, on receipt of any written notice from Master Landlord stating that a default exists in the performance of Sublandlord's obligations under the Master Lease, to pay to Master Landlord the rents and any other sums due and to become due under the Sublease. Sublandlord agrees that Subtenant has the right to rely on any such statement from Master Landlord, and that Subtenant will pay those rents and other sums to Master Landlord without any obligation or right to inquire as to whether a default exists and despite any notice or claim from Sublandlord to the contrary. Sublandlord will not have any right or claim against Subtenant for those rents or other sums paid by Subtenant to Master Landlord. Master Landlord will credit Sublandlord with any rent received by Master Landlord under this assignment, but the acceptance of any payment on account of rent from Subtenant as the result of a default by Sublandlord will not: (a) except as set forth in
Section 3.3 below, be an attornment by Master Landlord to Subtenant or by Subtenant to Master Landlord; (b) be a waiver by Master Landlord of any provision of the Master Lease; or (c) release Sublandlord from any liability under the terms, agreements, or conditions of the Master Lease. Except as set forth in Section 3.3 below, no payment of rent by Subtenant directly to Master Landlord, regardless of the circumstances or reasons for that payment, will be deemed an attornment by Subtenant to Master Landlord in the absence of a specific written agreement signed by Master Landlord to that effect.

                    3.3 TENANT'S ATTORNMENT. In the event the Master Lease is terminated prior to the expiration of the term of the Sublease for any reason, Master Landlord shall automatically be deemed to have succeeded to Sublandlord's interest in the Sublease, whereupon Subtenant shall attorn to Master Landlord. Furthermore, Master Landlord shall recognize Subtenant's right to possession of the Premises as provided for in the Sublease and shall not disturb Subtenant's right to possession of the Premises so long as an event of default does not exist in the performance of Subtenant's obligations under the Sublease beyond any applicable notice and cure period. Master Landlord will assume the obligation of Sublandlord under the Sublease as described above provided that Master Landlord will not be:

                         (a) liable for any rent paid by Subtenant to
Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord;

                         (b) liable for any act or omission of Sublandlord under
the Master Lease or for any default of Sublandlord under the Sublease which occurred prior to Master Landlord's assumption;

                         (c) subject to any defenses or offsets that Subtenant
may have against Sublandlord which arose prior to Master Landlord's assumption;
or

                         (d) bound by any changes or modifications made to the
Sublease without the written consent of Master Landlord.

             Master Landlord shall promptly notify Subtenant of the termination of the Master Lease and of Master Landlord's recognition of Subtenant's right to continued possession of the Subleased Premises. Upon receipt of the notice from Master Landlord, Subtenant shall attorn to Master Landlord and perform all of the Subtenant's obligations under the Sublease directly to Master Landlord, just as if Master Landlord were the "Sublessor" under the Sublease. If and so long as Subtenant is not in substantial and material default (beyond any notice and cure periods) under the Sublease, Master Landlord shall continue to recognize the interest of Subtenant created under the Sublease and the Sublease shall continue with the same force and effect as if Master Landlord and Subtenant had entered into a Sublease on the same terms and conditions as those contained in the Sublease.

             Sublandlord and Subtenant shall not enter into any agreement which amends the Sublease without Master Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Any amendment of the Sublease in violation of this provision shall have no force or effect on Master Landlord.

             4. CONSIDERATION FOR SUBLEASE. Sublandlord and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type which has been paid or is payable by Subtenant to Sublandlord in connection with the Sublease, other than as disclosed in the Sublease.

             5. GENERAL PROVISIONS

                    5.1 BROKERAGE COMMISSION. Sublandlord and Subtenant agree that Master Landlord will not be liable for any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement. Sublandlord and Subtenant will protect, defend, indemnify, and hold Master Landlord harmless from any brokerage commission or finder's fee in connection with the consummation of the Sublease or this Agreement, and from any cost or expense (including attorney's fees) incurred by Master Landlord in resisting any claim for any such brokerage commission or finder's fee. The provisions of this
Section 5.1 shall survive the expiration or earlier termination of the Sublease and this Agreement.

                    5.2 NOTICE. Any notice that may or must be given by any party under this Agreement will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to the Master Landlord, Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 5.2. Master Landlord and Sublandlord agree to send to Subtenant copies of all notices of default and other formal notices that may require action by Sublandlord or Subtenant under the Master Lease.

                    5.3 CONTROLLING LAW. The terms and provisions of this Agreement will be construed in accordance with, and will be governed by, the laws of the State of California.



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

                    5.4 ENTIRE AGREEMENT; WAIVER. This Agreement constitutes the final, complete and exclusive statement between the parties to this Agreement pertaining to the terms of Master Landlord's consent to the Sublease, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns.

                    5.5 WAIVER OF JURY TRIAL; ATTORNEY'S FEES. If any party commences litigation against any other party for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties waive any right to a trial by jury and, in the event of any commencement of litigation, the prevailing party shall be entitled to recover from the applicable party such costs and reasonable attorney's fees as may have been incurred.

                    5.6 NON-DISTURBANCE FROM LENDERS. Master Landlord represents and warrants that there are no deeds of trust, mortgages, ground leases or other liens affecting the Project as of the date hereof. With respect to any future mortgages, deeds of trust or other liens or ground leases entered into by and between Landlord and any beneficiary of any deed of trust or other such lien granted by Landlord or any ground lessor or otherwise encumbering the Building (collectively referred to as "Landlord's Mortgagee"), Landlord shall use commercially reasonable efforts to secure and deliver to Sublandlord and Subtenant commercially reasonable recordable Non-Disturbance Agreements from, and executed by, all Landlord's Mortgagees for the benefit of Sublandlord and Subtenant as a condition precedent to subordination and attornment to any such future Landlord Mortgagee.

        The parties have executed this Consent to Sublease Agreement as of the above date.

MASTER LANDLORD:

SPIEKER PROPERTIES, L.P.,                  Master Landlord Address:
a California limited partnership
By: Spieker Properties, Inc.,              9255 Towne Centre Drive, Suite 100
    a Maryland corporation,                San Diego, California 92121
    its general partner                    Attention: Tambra Martinez

    By:  /s/ [SIGNATURE ILLEGIBLE]
       -----------------------------------
    Its: Senior Vice President
        ----------------------------------
         [NAME ILLEGIBLE]

    By:  /s/ [SIGNATURE ILLEGIBLE]
       -----------------------------------
    Its: Vice President
        ----------------------------------
         [NAME ILLEGIBLE]


SUBLANDLORD:
                                           Sublandlord Address:
FRANKLIN TEMPLETON CORPORATE
SERVICES, INC., a Delaware corporation     777 Mariners Island Boulevard
                                           San Mateo, California 94404
                                           Attention: Manager of Corporate Real
    BY: /s/ LESLIE M. KRATTER              Estate
       -----------------------------------
        LESLIE M. KRATTER

    Its: VICE PRESIDENT & SECRETARY
        ----------------------------------

SUBTENANT:

INTUIT INC., a Delaware corporation        Subtenant Address:

    By:  /s/ [SIGNATURE ILLEGIBLE]
       ----------------------------------- 6220 Greenwich Drive
    Its: CFO, SVP Finance                  San Diego, California 92122
        ---------------------------------- Attn: Facilities Director
                                           Fax No.: 858/784-1399

    By:  /s/ [SIGNATURE ILLEGIBLE]
       -----------------------------------
    Its: VP, Investor Relations and
         Treasurer
        ---------------------------------- With copies to:

                                           2550 Garcia Avenue, Second Floor
                                           Mountain View, California 94043
                                           Attn: General Counsel
                                           Fax No.: 650/944-6622

                                           And to:

                                           2550 Garcia Avenue, Second Floor
                                           Mountain View, California 94043
                                           Attn: Vice President - Finance &
                                                 Admin.
                                           Fax No.: 650/944-5499

                                   EXHIBIT A

                                    SUBLEASE

                               SUBLEASE AGREEMENT

        This SUBLEASE AGREEMENT ("SUBLEASE") is made and entered into as of the 31st day of March, 2000 by and between FRANKLIN TEMPLETON CORPORATE SERVICES, INC., a Delaware corporation ("SUBLANDLORD"), and INTUIT INC., a Delaware corporation ("SUBTENANT"), with respect to the following facts and circumstances:

                                    RECITALS

        A. Spieker Properties, L.P., a California limited partnership ("LANDLORD") is the owner of approximately 29 acres and up to approximately 591,000 square feet (existing, under construction or planned) in 9 buildings known as Bridge Pointe Corporate Centre within the Eastgate Technology Park in San Diego, California (the "PROJECT"). A depiction of the Project is attached hereto as Exhibit "A" and incorporated herein by this reference. Phase A of the Project consists of 4 existing buildings known as "Building 1" (also referred to as the "PHASE A-1 PREMISES") located at 4770 Eastgate Mall, "Building 2" (also referred to as the "ADC TELECOMMUNICATIONS PREMISES") located at 4790 Eastgate Mall, "Building 3" (also referred to as the "PHASE A-2 PREMISES") located at 4760 Eastgate Mall and "Building 4" (also referred to as the "PHASE A-3 PREMISES") located at 4780 Eastgate Mall. Phase B of the Project consists of 2 buildings under construction known as "Building 5" (also referred to as the "PHASE B-2 PREMISES") located at 4810 Eastgate Mall and "Building 6" (also referred to as the "PHASE B-1 PREMISES") located at 4820 Eastgate Mall. Phase C of the Project consists of 3 planned buildings known as "Buildings 7 through 9".

        B. Landlord and Sublandlord entered into an Industrial Net Lease dated September 2, 1998, as amended by that certain First Amendment to Lease dated March 15, 1999 and assigned by that certain Assignment, Assumption and Consent agreement dated January 1, 2000 (collectively, the "PHASE A LEASE") whereby Landlord leased to Sublandlord the Phase A-2 Premises and the Phase A-3 Premises, upon the terms and conditions contained therein. A true, correct and complete copy of the Phase A Lease is attached hereto as Exhibit "B" and made a part hereof. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Phase A Lease.

        C. Sublandlord and Subtenant are desirous of entering into a sublease of the Phase A-2 Premises ("SUBLEASE PREMISES") on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

             1. Sublease. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises which contain 47,000 rentable square feet upon and subject to the terms, covenants and conditions hereinafter set forth.

             2. Term.

             (a) The term of this Sublease ("SUBLEASE TERM") shall commence on the earlier of the date of Substantial Completion (as defined in Paragraph 4.4 of Exhibit "D") of the Sublease Premises or August 1, 2000 regardless of the status of the Tenant Improvements as of that date ("SUBLEASE COMMENCEMENT DATE") and shall terminate on August 31, 2007 ("SUBLEASE EXPIRATION DATE").

             (b) Sublandlord shall deliver possession of the Sublease Premises to Subtenant upon full execution of this Sublease and receipt of Landlord's consent pursuant to Paragraph 15 hereof, with the roof and all plumbing, lighting, heating, ventilating and air conditioning systems within the Sublease Premises in good working order, at which time Subtenant shall have the right to commence the Tenant Improvements pursuant to the Work Letter executed among Landlord, Sublandlord and Subtenant of even date herewith and attached hereto as Exhibit "D" ("WORK LETTER").

             (c) Subtenant acknowledges that Subtenant has inspected and accepts the Sublease Premises in its present condition, broom clean, "as is" and is suitable for Subtenant's intended operations in the Sublease Premises, subject to punch list items and latent defects not visually discoverable by Subtenant upon a reasonably diligent inspection and which are identified in writing by Subtenant within six (6) months of Subtenant's occupancy of the Premises in accordance with the Work Letter. Subtenant further acknowledges that except as set forth in the Work Letter or expressly set forth in this Sublease, no representations as to the condition or repair of the Sublease Premises and no promises to alter, remodel or improve the Sublease Premises have been made by Landlord, Sublandlord or any agents of either party.

             (d) After the Sublease Commencement Date, Subtenant shall promptly execute and return to Sublandlord a "Start-Up Letter" in which Subtenant shall agree, among other things, to acceptance of the Sublease Premises (subject to punchlist items and latent defects as set forth in Paragraph 2(c) above) and to the confirmation of the Sublease Commencement Date, in accordance with the terms of this Sublease, but Subtenant's failure or refusal to do so shall not negate Subtenant's acceptance of the Sublease Premises or affect determination of the Sublease Commencement Date.

             3. Subrental.

             (a) Base Rental. Beginning with the Sublease Commencement Date and thereafter during the Sublease Term and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent ("BASE RENTAL") as set forth below. The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent shall hereinafter be collectively referred to as "RENT." Base Rental shall be increased by four percent (4%) per annum on each anniversary date of each year of the Sublease Term as follows:

                                                                   Monthly Base Rental
Period                                                              (Per Square Foot)
------                                                             --------------------
Earlier of the date of Substantial Completion

or August 1, 2000 - July 31, 2001                                           $1.45

August 1, 2001 - July 31, 2002                                              $1.51

August 1, 2002 - July 31, 2003                                              $1.57

August 1, 2003 - July 31, 2004                                              $1.63

August 1, 2004 - July 31, 2005                                              $1.70

August 1, 2005 - July 31, 2006                                              $1.76

August 1, 2006 -August 31, 2007                                             $1.83


             (b) Operating Expenses. Beginning with the Sublease Commencement Date and thereafter during the Sublease Term, Subtenant shall pay to Sublandlord as additional rent under this Sublease, Subtenant's Proportionate Share of the amounts that Sublandlord, as Tenant, has to pay Landlord, pursuant to Paragraph 7 of the Phase A Lease. For the purposes of this Sublease, "Subtenant's Proportionate Share" shall mean the following: 100% of the Operating Expenses for the Building in which the Phase A-2 Premises are located and 21.78% of the Operating Expenses for the Phase A of the Project.

             (c) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without notice or demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Sublease Term. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Paragraph 13 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Phase A Lease is to be paid directly to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Phase A Lease unless a different time for payment is elsewhere stated herein. Sublandlord shall request that copies of all notices sent by Landlord pursuant to the Phase A Lease also be sent to Subtenant at the address set forth in Paragraph 13 below. In addition, Sublandlord agrees to provide Subtenant with copies of any notices, statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Phase A Lease.

             4. Signage. Subtenant shall have the right to install at Subtenant's sole cost and expense up to two (2) business identification signs identifying Subtenant (including Subtenant's logo) on the upper exterior of the building and adjacent to the building entrance doors of the building in which the Sublease Premises are located, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. Except for the foregoing, Subtenant shall have no right to install or keep Subtenant identification signs in any other location outside the Sublease Premises. The size, design, color and other physical aspects of all such permitted signs shall also be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned and shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

             5. Parking Density. 3.6 parking spaces per 1,000 square feet of the rentable area of the Sublease Premises, or 170 parking spaces, all unreserved surface parking, at no additional cost to Subtenant.

             6. Holding Over. If by written notice to Sublandlord delivered not later than twelve (12) months prior to the Sublease Expiration Date (the "Hold-Over Notice"), Subtenant advises Sublandlord of its intent to hold-over specifying the period of such hold-over (which period shall not extend beyond March 31, 2009) (the "Hold-Over Term"), then Subtenant may, as a matter of right, remain in possession following the Sublease Expiration Date for the Hold-Over Term set forth in the Hold-Over Notice; provided, that the Base Rent for the Hold-Over Term shall be equal to the Base Rent for the last month of the Sublease Term. Notwithstanding the foregoing, Subtenant shall not have the right to hold-over beyond March 31, 2009.

             7. Bonus Rent. Any Rent or other consideration realized by Subtenant under any sublease or assignment, in excess of the Rent payable hereunder, after amortization of all transaction costs reasonably incurred in connection therewith, including but not limited to reasonable brokerage commission incurred by Subtenant, legal fees, costs of improvements, shall be divided and paid, twenty-five percent (25%) to Subtenant, and seventy-five percent (75%) to Sublandlord ("Bonus Rent"). In any subletting or assignment undertaken by Subtenant, Subtenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

             8. Incorporation of Terms of Phase A Lease. This Sublease is subject and subordinate to the Phase A Lease. Subject to the modifications set forth in this Sublease, the terms of the Phase A Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Phase A Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Phase A Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Phase A Lease and is familiar with the terms and conditions thereof.

             (a) For the purposes of incorporation herein, the terms of the Phase A Lease are subject to the following additional modifications:

                    (i) In all provisions of the Phase A Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this

             Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Landlord and Sublandlord.

                    (ii) In all provisions of the Phase A Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

                    (iii) Sublandlord shall have no obligation to restore or
             rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

                    (iv) In Paragraph 8(B)(5) of the Phase A Lease, the
             referenced deductible amount shall be changed from $5,000.00 to $50,000.00 per occurrence.

                    (v) Notwithstanding anything to the contrary in Paragraph 8 of the Phase A Lease, Subtenant shall be permitted to carry any of the required insurance coverages under blanket insurance policies.

                    (vi) In Paragraph 21(C) of the Phase A Lease, the rights
             specifically granted to Franklin Resources, Inc., as tenant shall expressly apply to, and benefit, Subtenant.

                    (vii) In Paragraph 38 (G) of the Phase A Lease, the
             reference to the "Designated Building" shall be deemed to reference the building constituting the Sublease Premises. All such roof rights shall be exclusive to Subtenant.

                    (viii) Paragraph 26(A)(2) of the Phase A Lease shall be
             modified to provide that Subtenant shall not be deemed in default under the Sublease the first time in any twelve month period that Subtenant fails to pay Rent when due unless such failure has not been cured within three (3) business days of Subtenant's receipt of written notice identifying the installment of Rent which was not timely paid.

                    (ix) In Paragraph 8(B)(1) of the Phase A Lease, the term
             "All Risk" insurance shall not be deemed to require Subtenant to carry earthquake or flood insurance (which may be maintained at Subtenant's sole option).

                    (x) In Paragraph 8(B)(2) of the Phase A Lease, the term
             "Amendment of the Pollution Exclusion Endorsement" shall be deemed to reference the Hostile Fire endorsement.

                    (xi) In Paragraph 16 of the Phase A Lease, the ten (10) day
             time period for response to Landlord's request shall be changed to ten (10) business days.

             (b) The following provisions of the Phase A Lease are specifically excluded: all of the Basic Lease Information, Paragraph 1, Paragraph 2, Paragraph 3, the requirement for two months prepaid rent in Paragraph 6.A., first paragraph of Paragraph 8.B. concerning self insurance, Paragraph 15.D., Paragraph 19, Paragraph 21.B., the first two sentences and the last two sentences of Paragraph 25, Paragraph 32, Paragraph 38.A., Paragraph 38.13., Paragraph 38.C., Paragraph 38.D., Paragraph 38.E., Paragraph 381, Paragraph 38.F., Exhibit B, Exhibit C. Furthermore, Paragraphs 1 through 5 and 12 and Exhibits A and B of the First Amendment to Lease are hereby deleted.

             9. Subtenant's Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Phase A Lease with respect to the Sublease Premises shall be done or performed by Subtenant, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Phase A Lease applicable to the Sublease Premises which, as a result of this Sublease, became an obligation of Subtenant. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Phase A Lease (to the extent applicable to the Sublease Premises). Sublandlord agrees to indemnify Subtenant, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Phase A Lease which under the terms of this Sublease have remained Sublandlord's responsibility.

             10. Sublandlord's Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Phase A Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Phase A Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or, except as otherwise provided in this Sublease, entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, and subject to Paragraph 14 hereof, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Phase A Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Phase A Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises. In the event of a breach by Landlord of any term of the Phase A Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to diligently pursue the correction or cure by Landlord of Landlord's breach. Such efforts shall include, without limitation, upon Subtenant's request, (a) immediately notifying Landlord of its non-performance under the Phase A Lease and demanding that Landlord perform its obligations under the Phase A Lease and/or (b) assigning Sublandlord's rights under the Phase A Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Landlord to obtain the performance of Landlord's obligations under the Phase A Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred by Subtenant in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith; provided, however, that Subtenant's indemnity and hold harmless obligation shall not apply (i) to any legal fees or costs incurred by Sublandlord's counsel for work which unreasonably duplicates work performed by Subtenant's counsel and (ii) to any legal fees or costs incurred by Sublandlord in any legal action initiated by Sublandlord for its own benefit.

        11. Default by Subtenant. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Phase A Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law, subject in all events to any notice and cure rights which would otherwise be available under the terms of the Phase A Lease.

        12. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises, and all of the rights, entitlements, and options granted to Subtenant hereunder. In the event, however, that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under this Sublease or receives a notice of default from Landlord under the Phase A Lease of which Subtenant is aware, then Subtenant shall give written notice to Sublandlord specifying in what manner Sublandlord has defaulted. If any such default by Sublandlord shall not be cured within a reasonable time, but in no event later than thirty (30) days after Sublandlord's receipt of such written notice from Subtenant (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublandlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Subtenant shall be entitled, at Subtenant's option, to cure such default and promptly collect from Sublandlord Subtenant's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs) unless such default by Sublandlord is caused by a default of Subtenant hereunder (in which case Sublandlord shall not be liable for Subtenant's costs to cure the default). Subtenant shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Landlord of the Phase A Lease or the imposition of a penalty on Subtenant and Sublandlord has failed to take such earlier action. Sublandlord shall not amend or modify the Phase A Lease in such a manner as to adversely affect Subtenant's use of the Sublease Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which consent shall not be unreasonably withheld. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Phase A Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Phase A Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to

Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant both by facsimile and otherwise in accordance with Paragraph 13 below, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Phase A Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities.

        13. Notices. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express, in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices and remittance of Rent to Sublandlord shall be sent to the attention of

            Franklin Resources, Inc.
            777 Mariners Island Boulevard
            San Mateo, California 94404
            Attn: Manager of Corporate Real Estate

Notices to Landlord shall be sent to the attention of:

            Spieker Properties, L.P.
            9255 Towne Centre Drive, Suite 100
            San Diego, California 92121
            Attn: Tambra Martinez

Notices to Subtenant shall be sent to the attention of:

            Intuit Inc.
            6220 Greenwich Drive
            San Diego, California 92122
            Attn: Facilities Director
            Fax No.: 858-784-1399



With copies of all notices to:

            Intuit Inc.
            2550 Garcia Avenue, Second Floor
            Mountain View, California 94043
            Attn: General Counsel
            Fax No.: 650-944-6622
And to:

            Intuit Inc.
            2550 Garcia Avenue, Second Floor
            Mountain View, California 94043
            Attn: Vice President - Finance and Administration

            Fax No.: 650-944-5499



Any party may change its address(es) for notice hereunder by not less than ten
(10) days advance notice.

        14. Condition of Premises. Except as provided in the Work Letter, Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises except as permitted by the provisions of this Sublease and the Phase A Lease and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition required by the Phase A Lease.

        15. Consent of Landlord. Paragraph 21.A. of the Phase A Lease requires Sublandlord to obtain the written consent of Landlord to this Sublease. Sublandlord shall diligently pursue Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant.

        16. Termination of the Phase A Lease. If for any reason the term of the Phase A Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Phase A Lease, and said Sublandlord default was not as a result of a Subtenant default hereunder. To the extent that the Phase A Lease grants Sublandlord any discretionary right to terminate the Phase A Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall not exercise such right without the prior written consent of the Subtenant which may be withheld by Subtenant in its sole and absolute discretion. If Landlord seeks to terminate the Phase A Lease because of a default or alleged default by Sublandlord under the Phase A Lease (other than a default or alleged default caused by the default by Subtenant under this Sublease), Sublandlord shall take all action required to reinstate the Phase A Lease. Further, if Rent is abated under the Phase A Lease, Rent hereunder shall also be abated in the same proportion.

        17. Limitation of Estate. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord.

        18. Confidentiality. The covenants, obligations and conditions contained in this Sublease and the Phase A Lease shall remain strictly confidential. Subtenant agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant except prospective subtenants of Subtenant or assignees of Subtenant, or broker. Notwithstanding the foregoing, Subtenant shall be allowed to disclose the Sublease and all covenants, obligations and conditions contained therein and the Phase A Lease, for business purposes only, to its shareholders, lenders, attorneys and accountants, to prospective subtenants of Subtenant or assignees of Subtenant, and in any filing made by Subtenant with the Securities and Exchange Commission or other governmental authorities in accordance with applicable law.

        19. Indemnity. Subtenant shall indemnify, defend, protect, and hold Sublandlord harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent resulting from
(i) Subtenant's use or occupancy of the Sublease Premises, (ii) a breach of this Sublease by Subtenant, (iii) any violation of law by Subtenant or its employees, agents, contractors or invitees ("Agents") relating to the use or occupancy of the Sublease Premises, or (iiv) the negligence or willful misconduct of Subtenant or its Agents. Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all Claims, which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by
(i) the negligence or willful misconduct of Sublandlord or its Agents occurring on or about the Project or Sublease Premises; (ii) the failure by Sublandlord to comply with or perform its obligations under the Phase A Lease and/or this Sublease, and (iii) a breach by Sublandlord of any of its representations or warranties to Subtenant under this Sublease.

        20. Permitted Use. Notwithstanding anything to the contrary set forth in the Phase A Lease, the Sublease Premises shall be used for general office space, engineering and research and development purposes, and for any other legal permitted uses compatible with the City of San Diego's MLI zone and the MCAS Miramar Comprehensive Land Use Plan and otherwise compatible with comparable office projects. The Occupancy Density shall not exceed 4.5 persons per 1,000 square feet. Subtenant shall have access to and use of the Sublease Premises 24-hours per day, 365-days per year.

        21. Mutual Waiver of Subrogation. The waiver of subrogation provision set forth in Paragraph 9 of the Phase A Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Landlord (by reason of its consent to hereto).

        22. Representations. Sublandlord represents to Subtenant that (A) the Phase A Lease is in full force and effect, (B) the copy of the Phase A Lease which is attached to this Sublease as EXHIBIT A is a true, correct and complete copy of the Phase A Lease, (C) to Sublandlord's best knowledge, no default exists on the part of Sublandlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default, and (D) to Sublandlord's best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord which could, in the aggregate, adversely affect the Sublease Premises or Sublandlord's ability to perform its obligations under the Sublease, and Sublandlord is not aware of any facts which might result in any actions, suits or proceedings.

        23. Broker Commission. Sublandlord and Subtenant warrant to each other that they have dealt with no other real estate broker in connection with this contemplated transaction other than The Staubach Company-West, Inc. representing Subtenant, and no other broker is entitled to any commission on account of this Sublease. In the event Sublandlord and Subtenant are successful in completing this Sublease, Sublandlord would pay a leasing commission in accordance with a separate agreement between the parties.

        24. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

        IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

                                           SUBLANDLORD:

                                           FRANKLIN TEMPLETON CORPORATE
                                           SERVICES, INC., Delaware corporation

                                           By: /s/ LESLIE M. KRATTER
                                              ----------------------------------
                                               Leslie M. Kratter

                                           Its: VICE PRESIDENT & SECRETARY
                                               ---------------------------------

                                           SUBTENANT:

                                           INTUIT INC., a Delaware corporation

                                           By: /s/ [SIGNATURE ILLEGIBLE]
                                              ----------------------------------

                                           Its: CFO, SVP of Finance
                                               ---------------------------------

                                           By: /s/ [SIGNATURE ILLEGIBLE]
                                              ----------------------------------

                                           Its: VP, Investor Relations and
                                                Treasurer
                                               ---------------------------------

                                  EXHIBIT "A"

                            DEPICTION OF THE PROJECT

        Bridge Pointe Corporate Centre consists of approximately 29 acres and up to approximately 591,000 square feet in up to 9 buildings. Phase A consists of four buildings indicated on the site plan below as 4760, 4770, 4780 and 4790 Eastgate Mall, totaling 215,800 square feet consisting of approximately 12.5 net acres. Phase B will consist of two buildings totaling approximately 150,000 square feet and consisting of approximately 8.5 acres. Phase C will consist of three buildings totaling up to approximately 225,000 square feet and consisting of approximately 8 acres.

        The Sublease Premises consists of one building in Phase A of the Project (labeled "Phase A-2 Premises") and is detailed in Exhibit C of this Sublease.

        The Site Plan detailing the Premises and the Project follows this page and consists of one (1) page


                                       A-1.

                                     [MAP]


                            FRANKLIN RESOURCES, INC.
             BRIDGE POINTE CORPORATE CENTRE - SAN DIEGO, CALIFORNIA

                       ASSIGNMENT, ASSUMPTION AND CONSENT

                              ASSIGNMENT OF LEASE

     For valuable consideration, the receipt of which is hereby acknowledged, the undersigned Franklin Resources, Inc., a Delaware corporation ("ASSIGNOR"), hereby assigns and transfers to Franklin Templeton Corporate Services, Inc., a Delaware corporation ("ASSIGNEE"), all of its rights, title and interest in and to that certain lease dated September 2, 1998, (the "LEASE") by and between SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("LANDLORD"), as Landlord, and Assignor, as Tenant, leasing those certain premises described as 4760 Eastgate Mall and 4780 Eastgate Mall, San Diego, California. Assignor hereby agrees that this assignment shall not relieve Assignor of any liability or obligation under the Lease, and that Assignor shall continue to remain liable under the Lease as a principal obligor and not as a surety, notwithstanding such assignment. Assignor further agrees that a subsequent modification or extension of the Lease shall not relieve Assignor of any liability or obligation under the Lease, as it may be modified or extended.

This assignment is effective as of January 1, 2000.

Dated: January 6, 2000      ASSIGNOR: Franklin Resources, Inc.,
                                      a Delaware corporation

                                      BY: /s/ LESLIE M. KRATTER
                                         ------------------------
                                      NAME: LESLIE M. KRATTER
                                           ----------------------
                                      TITLE: Vice President
                                            ---------------------


                              ASSUMPTION OF LEASE

Assignee hereby accepts the foregoing assignment effective January 1, 2000, and in consideration of Landlord's consent thereto, Assignee agrees to be bound by and to faithfully, timely and fully perform all of the terms and conditions and agreements contained in the Lease, and to pay promptly all rental and other payments thereunder of whatever nature. Assignee warrants that it has read the Lease which is made a part hereof by this reference.

Dated: January 6, 2000    ASSIGNEE: Franklin Templeton Corporate Services, Inc.,
                                    a Delaware corporation

                                      BY: /s/ LESLIE M. KRATTER
                                         ------------------------
                                      NAME: LESLIE M. KRATTER
                                           ----------------------
                                      TITLE: Vice President
                                            ---------------------



                                    CONSENT

Landlord hereby consents to the foregoing assignment by Assignor to Assignee of the Lease, on the condition that (a) Assignee will promptly pay all rents and other monies required under the Lease and this assignment, and will perform all terms, covenants and conditions therein to be performed by Tenant and (b) Assignor agrees to continue to remain liable under the Lease as principal obligor and not as surety, notwithstanding such assignment.

Dated:    1/13/00             LANDLORD: SPIEKER PROPERTIES, L.P.,
                                        a California limited partnership

                                         BY: SPIEKER PROPERTIES, INC.,
                                             A MARYLAND CORPORATION

                                         ITS: general partner

                                         By: /s/ RICHARD L. ROMNEY
                                            ----------------------------
                                              Richard L. Romney

                                         ITS: Senior Vice President

                                         BY: /s/ MITCHEL J. RITSCHEL
                                             ----------------------------
                                                 Mitchel J. Ritschel

                                         ITS: Vice President

                            FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of March 15, 1999, by and between SPIEKER PROPERTIES, L.P., a California limited partnership ("Landlord"), and FRANKLIN RESOURCES, INC., a Delaware corporation ("Tenant").

                                   RECITALS:

        A. WHEREAS, Landlord and Tenant entered into that certain Industrial Net Lease dated as of September 2, 1998 for the Bridge Pointe Corporate Phase A Premises (the "Franklin Lease") covering those certain premises located at 4760, 4770, and 4780 Eastgate Mall, in the City of San Diego, California (collectively, the "Premises"); and

        B. WHEREAS, Tenant has expressed a desire not to take possession of the Premises as it would become available under the Franklin Lease; and

        C. WHEREAS, Landlord and Tenant have entered into that certain Agreement to Market, dated December 1, 1998 ("Agreement to Market"), whereby Tenant has authorized Landlord to attempt to find a replacement tenant or tenants reasonably satisfactory to Landlord and Tenant to occupy the Premises, and has agreed to reasonably cooperate with Landlord to assist Landlord in finding such replacement tenant or tenants, under such terms and conditions as more specifically set forth in the Agreement to Market; and

        D. WHEREAS, Landlord has received a proposal from Science Applications International Corporation ("SAIC"), to enter into a lease (the "SAIC Lease") of that portion of the Premises situated in the building located at and known as 4770 Eastgate Mall (the "4770 Eastgate Mall Premises"); and

        E. WHEREAS, Landlord and Tenant have agreed that, upon approval of the SAIC Lease by Tenant and the execution of the SAIC Lease by Landlord and SAIC, the Franklin Lease shall be amended to delete the 4770 Eastgate Mall Premises subject to the Franklin Lease; and

        F. WHEREAS, Landlord and Tenant have agreed that Landlord and Tenant shall continue to be bound by and to observe and perform all obligations under the Franklin Lease, as hereby amended, as more specifically set forth in the Agreement to Market.

                                   AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Franklin Lease and agree as follows:

      1. Approval of SAIC Lease. Tenant hereby approves and consents to the terms and conditions of the SAIC Lease, a copy of which lease is attached hereto as Exhibit A. Without limiting the generality of the foregoing, Tenant expressly consents to and agrees to be bound by the expansion option contained in Paragraph 38.C. of the SAIC Lease, pursuant to which expansion option SAIC has certain rights to elect to lease 47,000 square feet in Building 3 of Phase A of the Project (4760 Eastgate Mall). Should SAIC exercise said expansion option, Tenant shall be released from its obligations with respect to 4760 Eastgate Mall in the same manner as set forth in this First Amendment for the 4770 Eastgate Mall Premises. Contemporaneously with execution and delivery of this First Amendment by Landlord and Tenant, Landlord and SAIC shall execute and deliver the SAIC Lease and Tenant shall execute a consent thereto to be incorporated therein and, thereupon, Tenant shall be released from any further liability under the Franklin Lease with respect to the 4770 Eastgate Mall Premises, including, without limitation, any liability for rent payable thereunder.

      2. Premises. Landlord and Tenant hereby amend the following provisions of the Basic Lease Information contained in the Franklin Lease, to read as follows:

            BUILDING DESCRIPTION:   Approximately 94,000 rentable square feet,
                                    subject to adjustment pursuant to Paragraph
                                    38.I. hereof, in the two buildings of Phase
                                    A of the Project, as detailed above and in Exhibit B attached hereto and known as:

                                    4760 Eastgate Mall (47,000 square feet)

                                    4780 Eastgate Mall (47,000 square feet)

            PREMISES:               Approximately 94,000 rentable square feet,
                                    subject to adjustment pursuant to Paragraph
                                    38.I. hereof, as detailed in the Building
                                    Description above and in Exhibit B attached hereto.

            PARKING DENSITY:        3.6 parking spaces per 1,000 square feet of
                                    the rentable area in Phase A (as defined in Exhibit B attached hereto), or 339 parking spaces, all unreserved surface parking.
                                    Landlord's requirement to construct
                                    sixty-two (62) additional parking stalls is hereby deleted.

                                 *     *     *

     SCHEDULED TERM:      February 1, 1999 for 4760 Eastgate Mall
     COMMENCEMENT DATE:   April 1, 1999 for 4780 Eastgate Mall

     3. In addition to the foregoing, Exhibit B attached to the Franklin Lease is hereby deleted and replaced in its entirety by the new Exhibit B attached hereto and made a part hereof.

     4. Rent. Effective June 1, 1999, Landlord and Tenant hereby amend the following provisions of the Basic Lease Information contained in the Franklin Lease, to read as follows:

          RENT:

               BASE RENT:               Shall be in accordance with
                                        Paragraph 5 of this First
                                        Amendment to Lease, net of all
                                        Operating Expenses as defined in
                                        Paragraph 7 of the Lease.

               ESTIMATED FIRST YEAR
               OPERATING EXPENSES:      $15,532 per month.


                                  *    *    *

               TENANT'S PROPORTIONATE
               SHARE:

                    OF BUILDING:        100% for each Building

                    OF PHASE A OF THE   43.56%
                    PROJECT:

                    OPTION TO RENEW:    Deleted.

                              PROJECT GARAGE DATA
                                     GRAPH

                              INDUSTRIAL NET LEASE



                                    For The



                         BRIDGE POINTE CORPORATE CENTRE
                              ("PHASE A PREMISES")






                                 BY AND BETWEEN


                       LANDLORD: SPIEKER PROPERTIES, L.P.


                                      AND


                        TENANT: FRANKLIN RESOURCES, INC.

                            BASIC LEASE INFORMATION
                                 INDUSTRIAL NET

LEASE DATE:                        September 2, 1998

TENANT:                            Franklin Resources, Inc.
                                   777 Mariners Island Boulevard
                                   San Mateo, CA 94404
                                   Attn: Manager of Corporate Real Estate

TENANT'S BILLING ADDRESS:          Franklin Resources, Inc.
                                   777 Mariners Island Boulevard
                                   San Mateo, CA 94404
                                   Attn: Manager of Corporate Real Estate

TENANT CONTACT:                    PHONE NUMBER:  650-312-5816
                                   FAX NUMBER:    650-312-5830

LANDLORD:                          Spieker Properties, L.P., a California limited partnership

LANDLORD'S NOTICE ADDRESS:         9255 Towne Centre Drive, Suite 100, San Diego, CA 92121
                                   FAX Number: 619-623-8506

LANDLORD'S REMITTANCE ADDRESS:     Spieker Properties, Department 11491, P.O. Box 60077
                                   Los Angeles, CA 90060-0077

PROJECT DESCRIPTION:               Approximately 29 acres and up to approximately 591,000 square feet in up to 9 buildings known as Bridge Pointe Corporate Centre, within the Eastgate Technology Park of San Diego, California. The
                                   Project is divided into three phases as detailed in EXHIBIT B attached hereto.

BUILDING DESCRIPTION:              Approximately 154,900 rentable square feet, subject to adjustment pursuant to Paragraph 38.1. hereof, in the three buildings of Phase 1A of the Project, as detailed above and in EXHIBIT B attached hereto and known as:

                                   4760 Eastgate Mall (47,000 square feet)
                                   4770 Eastgate Mall (60,900 square feet)
                                   4780 Eastgate Mall (47,000 square feet)

PREMISES:                          Approximately 154,900 rentable square feet, subject to adjustment pursuant to Paragraph 38.1. hereof, as detailed in the Building
                                   Description above and in EXHIBIT B attached hereto.

PERMITTED USE:                     Administrative office and uses incidental thereto as permitted by the
                                   City of San Diego's M-L1 zoning, and the MCAS Miramar Comprehensive
                                   Land Use Plan attached hereto as EXHIBIT E.

OCCUPANCY DENSITY:                 Maximum of 5 persons per 1,000 square feet.

PARKING DENSITY:                   3.6 parking spaces per 1,000 square feet of the rentable area in
                                   Phase 1 (as defined in EXHIBIT B attached hereto), or 558 parking spaces, all unreserved surface parking. On or before April 1, 1999,
                                   Landlord at its sole cost and responsibility shall construct and install sixty-two (62) surface parking spaces and appropriate nighttime lighting on the site of the Phase B Premises, in reasonable proximity to the Premises hereunder for Tenant's use and occupancy of the
                                   4780 Eastgate Mall Building, as required by the City's M-L1 zoning for the Project.

SCHEDULED TERM COMMENCEMENT DATE:  December 1, 1998 for 4770 Eastgate Mall;
                                   February 1, 1999 for 4760 Eastgate Mall; and
                                   April 1, 1999 for 4780 Eastgate Mall

SCHEDULED LENGTH OF TERM:          Ten (10) years based upon a Term Commencement Date of April 1,
                                   1999 for the entire Premises.

SCHEDULED TERM EXPIRATION DATE:    March 31, 2009 (subject to extension pursuant to Paragraph 38.B.
                                   and/or adjustment as provided in Paragraph 38.C. hereof.)

RENT:

     BASE RENT:                                 per month, net of all Operating Expenses as defined in
                                   Paragraph 7 (subject to adjustment as provided in Paragraphs 38.A.
                                   and 38.1. hereof).


Industrial Net Lease - Version 10.2

  ESTIMATED FIRST YEAR OPERATING EXPENSES:      $29,431.00 per month

SECURITY DEPOSIT:                               $100,000.00 which will be due no
                                                later than 12 months prior to the
                                                Term Expiration Date pursuant to
                                                Paragraph 19 hereof

PREPAID RENT:                                         to the applied to the initial
                                                months of the Term pursuant to
                                                Paragraph 38.D. hereof

TENANT'S PROPORTIONATE SHARE:

  OF BUILDING:                                  100% for each Building

  OF PHASE A OF THE PROJECT:                    71.78%

  OPTION TO RENEW:                              Two (2), five (5) year options pursuant
                                                to Paragraph 38.B. hereof

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD                                  TENANT

Spieker Properties, L.P.,                 Franklin Resources, Inc.,
a California limited partnership          a Delaware corporation

By: Spieker Properties, Inc.,             /s/ MICHAEL J. MCCULLOCH
    a Maryland corporation,               -----------------------------------
    its general partner                   By: Michael J. McCulloch
                                          Its: Director of Corporate Services


    /s/ RICHARD L. ROMNEY
    -----------------------------
    By: Richard L. Romney
    Its: Senior Vice President

                               TABLE OF CONTENTS

                                                                            PAGE
     Basic Lease Information.................................................  1
     Table of Contents.......................................................  2
1.   Premises................................................................  4
2.   Possession and Lease Commencement.......................................  4
3.   Term...................................................................   4
4.   Use....................................................................   4
5.   Rules and Regulations..................................................   5
6.   Rent...................................................................   5
7.   Operating Expense......................................................   6
8.   Insurance and Indemnification..........................................   9
9.   Waiver of Subrogation..................................................  10
10.  Landlord's Repairs and Maintenance.....................................  10
11.  Tenant's Repairs and Maintenance.......................................  11
12.  Alterations............................................................  11
13.  Signs..................................................................  12
14.  Inspection/Posting Notices.............................................  12
15.  Services and Utilities.................................................  12
16.  Subordination..........................................................  13
17.  Financial Statements...................................................  13
18.  Estoppel Certificate...................................................  13
19.  Security Deposit.......................................................  14
20.  Limitation of Tenant's Remedies........................................  14
21.  Assignment and Subletting..............................................  14
22.  Authority of Tenant....................................................  15
23.  Condemnation...........................................................  15
24.  Casualty Damage........................................................  15
25.  Holding Over...........................................................  16
26.  Default................................................................  16
27.  Liens..................................................................  18
28.  Substitution...........................................................  18
29.  Transfers by Landlord..................................................  18
30.  Right of Landlord to Perform Tenant's Covenants........................  18
31.  Waiver.................................................................  18
32.  Notices................................................................  19
33.  Attorney's Fees........................................................  19
34.  Successors and Assigns.................................................  19
35.  Force Majeure..........................................................  19
36.  Surrender of Premises..................................................  19
37.  Miscellaneous..........................................................  19
38.  Additional Provisions..................................................  21
39.  Jury Trial Waiver......................................................  24
     Signatures.............................................................  24


Exhibits:
     Exhibit A.............................................Rules and Regulations
     Exhibit B...............................................Site Plan, Premises
     Exhibit C.............................................Improvement Agreement
     Exhibit D..........................Tenant's Hazardous Materials Declaration
     Exhibit E..........................MCAS Miramar Comprehensive Land Use Plan
     Exhibit F..................................................Signage Criteria

                                     LEASE

THIS LEASE is made as of the 2nd day of September, 1998, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called "LANDLORD"), and Franklin Resources, Inc., a Delaware corporation (hereinafter called "TENANT").

                                1.      PREMISES

        Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the 'PREMISES") outlined in red on EXHIBIT B and described in the Basic Lease Information. The Premises shall comprise all of a the buildings (each individually a "BUILDING") and a portion of the project (the "PROJECT"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on EXHIBIT
B. Landlord and Tenant acknowledge that, subject to the terms and provisions of this Lease, physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

                   2.      POSSESSION AND LEASE COMMENCEMENT

B. CONSTRUCTION OF IMPROVEMENTS. If this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises for purposes of the commencement of the conduct of its business therein; or (2) the improvements to be constructed or performed in the Premises by Landlord (if any) shall have been substantially completed in accordance with the Plans described on EXHIBIT C as certified by the architect, Devcon Construction Incorporated, in writing to Tenant and Landlord (subject to mutual approval by Landlord and Tenant), and Tenant's taking of possession of the Premises or any part thereof for purposes of other than the installation of telephone or data cabling or the installation of furniture or furniture systems shall constitute TENANT'S confirmation of substantial completion for all purposes hereof (subject to the completion by Landlord of any punch list items and any latent defects not visually discoverable by Tenant upon a reasonably diligent inspection and which are identified in writing by Tenant within six (6) months of the Tenant's occupancy of each Building), whether or not substantial completion of other portions of the Building or Project shall have occurred. If for any reason beyond Landlord's reasonable control Landlord cannot deliver possession of the subject portion of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord by in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of other portions of the Premises at such time as such improvements have been substantially completed, which date shall then be deemed the Term Commencement Date; provided, however, that if Landlord fails to tender possession of any portion of the Premises, subject to Paragraph 35 of this Lease, within ninety (90) days of the scheduled Term Commencement Date with respect to each Building, then Tenant, upon not less than thirty (30) days prior written notice to Landlord shall have the right to terminate this Lease with respect to each Building, unless within such thirty (30) day period Landlord tenders possession of each Building in the condition required by this Lease. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligation of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general shall be conclusive. Substantial completion shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within seven (7) business days after the Term Commencement Date or otherwise in accordance with any improvement agreement appended to this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises (subject to any punchlist exceptions according to Paragraph 6.C of Exhibit C) and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

                                  3.      TERM

        The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                  4.      USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease ("PERMITTED USE") and for no other use or purpose, without Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the occupancy density (the "OCCUPANCY DENSITY" ) or the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, without paying any fee or charge therefor, in common with other parties occupying the Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time reasonably prescribe upon written notice to Tenant. Further, Landlord and Tenant acknowledge that Tenant's actual Occupancy Density may exceed Tenant's Parking Density, however, Landlord shall not be obligated to Tenant to provide additional parking in the event the Occupancy Density causes the Parking Density to be exceeded. In the event Tenant's Parking Density is exceeded, Tenant shall use its commercially reasonable efforts to immediately cure this condition. Landlord reserves the right to the extent it is commercially reasonable to do so, upon reasonable prior written notice to Tenant, without liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, provided that no such changes shall unreasonably affect access to or visibility of the Premises and all such changes shall be consistent with the operation of comparable first-class business parks in San Diego County, California.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants or occupants of the Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract, provided Landlord shall administer compliance with such rules and regulations in a nondiscriminatory manner.

C. COMPLIANCE WITH REGULATIONS. By entering the Premises for purposes of the commencement of the conduct of Tenant's business, Tenant accepts the Premises in the condition existing as of the date of such entry subject to the completion by Landlord of any punchlist items and any latent defects as described in Paragraph 2.B. of this Lease. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, including the MCAS Miramar Comprehensive Land Use Plan ("CLUP") attached hereto as Exhibit E of this Lease, and covenants, easements and restrictions of record governing and relating to the specific manner of Tenant's use, occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant's Hazardous Materials Declaration is attached hereto as EXHIBIT D. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. If, but only if, Landlord has a reasonable basis to believe the Tenant has introduced any Hazardous Materials onto the Premises, then Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the reasonable and actual costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                            5. RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as EXHIBIT A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time reasonably prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations, provided Landlord shall administer compliance with such rules in a nondiscriminatory manner.

                                    6. RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever (except as otherwise expressly set forth in this Lease), at the

Remittance Address specified in the Basic Lease Information or to such other place in the Continental United States as Landlord may from time to time designate in writing. Base Rent for the first full two (2) months of the Term shall be paid by Tenant upon Tenant's execution of this Lease in accordance with Paragraph 38.D. of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                            7.    OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall reasonably pay or become obligated to pay, because of or in connection with the management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this lease. Operating Expenses shall include, but are not limited to, the following:

      (1) TAXES. All real property taxes and general assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges imposed generally and not in connection with the initial development of the Project, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding anything set forth in this Lease to the contrary, in no event shall "Taxes" include any fees, costs or exactions incurred by Landlord in connection with obtaining the right to develop the Project (exclusive of Tenant Improvements), including, but not limited to, any fees for schools, parks, traffic, sewer and fire protection, or any special assessments used to finance any portion of the Project, including any off-site roadway or utility facilities.

      (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance reasonably and actually incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein. In an event wherein a deductible may be greater than Fifty Thousand Dollars ($50,000.00) said deductible amount shall be amortized over the greater of (i) the remaining Term of this Lease or (ii) three (3) years.

      (3)   COMMON AREA MAINTENANCE.

            (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance or which are covered under warranties of the contractor, manufacturer or supplier thereof; and those items attributable solely or jointly to specific tenants of the Building or Project.

            (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that are reasonably intended to reduce any other Operating Expenses, including future repair work not covered by applicable warranties, are reasonably necessary for the health and safety of the occupants of the Building or Project, or are required to comply with any change in Regulation not applicable to the Building as of the Term Commencement Date, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges. Landlord shall be responsible, at its sole cost and expense, for performing all work to each Building (exclusive of Tenant Improvements) or the common areas necessary to cause the Project to conform to Regulations applicable as of the Term Commencement Date.

               (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

               (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, and operation of the Project, including without limitation salaries, wages and benefits.

               (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

               (f) Reasonable legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

               (g) An administrative and accounting cost recovery fee equal to twenty percent (20%) of the sum of the Project's Operating Expenses.

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the following:

     (i) costs incurred in connection with the original construction of the Building or the Project;

     (ii) interest, principal, late charges, default fees, prepayment penalties or premiums on any debt owed by Landlord, including any mortgage debt;

     (iii) costs of correcting defects in or inadequacy of the initial design or construction of the Building;

     (iv) expenses directly resulting from the gross negligence of the Landlord, its agents, servants or employees, or another tenant;

     (v) legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses incurred in connection with the original development or original leasing of the Project or future leasing of the Project;

     (vi) costs for which Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else;

     (vii) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

     (viii) expenses of extraordinary services provided to other tenants in the Project which are made available to Tenant at costs or for which Tenant is separately charged;

     (ix) costs associated with the operation of the business of the partnership which constitutes Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, or any portions thereof, costs (including attorney fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations respecting Landlord and/or the Project and/or the site upon which the Project is situated;

     (x) the wages and benefits of any employee who hoes not devote substantially all of his or her time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project;

     (xi)   fines, penalties and interest;

     (xii)  amounts paid as ground rental by Landlord;

     (xiii) capital expenditures to comply with applicable laws including costs arising from the presence of Hazardous Materials in or about the Project, or the site upon which the Project is situated, which are not caused by or connected with Tenant;

     (xiv) costs incurred by Landlord with respect to goods and services (including utilities sold or supplied to tenants and occupants of the Project) to the extent that Landlord would be entitled to reimbursement for such costs if incurred by Tenant pursuant to this Lease;

     (xv) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

     (xvi) costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as expressly allowed for in Paragraph 7.A.(3)(b) of this Lease;



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
     (xvii) costs of capital nature, including without limitation capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, except as expressly allowed for in Paragraph 7.A.(3)(b) of this lease;

     (xviii) expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project without a separate charge;

     (xix) costs paid to Landlord or to affiliates of Landlord for services in the Project to the extent the same exceed or would exceed the costs for such services if rendered by unaffiliated third parties on a competitive basis;

     (xx) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except equipment not affixed to the Project which is used in providing janitorial or similar services;

     (xxi) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

     (xxii) electric power costs for which any tenant directly contracts with the local public service company;

     (xxiii) costs arising from Landlord's political or charitable contributions;

     (xxiv) costs arising from latent defects in the Project or improvements installed by Landlord;

     (xxv) costs, other than those incurred in ordinary maintenance, for sculpture, painting or other objects of art;

     (xxvi) costs for which Landlord has been compensated by an administrative fee;

     (xxvii) costs arising from the gross negligence of Landlord or its agents, or any vendors, contractors or providers of materials or services selected, hired or engaged by Landlord or its agents, including without limitation, the selection of building materials;

     (xxviii) Landlord's general corporate overhead and general and administrative expenses; and

     (xxix) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project.

     Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to reasonably allocate costs in any manner Landlord reasonably deems appropriate.

     The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same; provided that Landlord shall operate and maintain the Project in a manner reasonably comparable to other comparable first-class business park projects in San Diego County. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's reasonable estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, but in any event by April 30 of the following year, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant stating with specificity the basis for such readjustment, revise the Estimated
Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable but in any event by June 30 of such year, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the management, maintenance, repair, preservation, replacement and operation of


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
the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than six (6) months following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonably right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within six (6) months after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof, absent manifest error.

F. CALCULATION OF OPERATING EXPENSES. Operating Expenses shall be calculated and determined in accordance with the following general principles:

          (1) RECOVERY LIMITED TO ACTUAL COSTS. Landlord shall not recover the cost of any item more than once.

          (2) ARM's LENGTH. All services rendered to and materials supplied to the Project shall be rendered or supplied at a cost comparable to those charged in arm's length transactions for similar services or materials rendered or supplied for similar purposes to comparable buildings in San Diego County.

          (3) REIMBURSEMENTS. All discounts, reimbursements, rebates, refunds or credits (collectively, "Reimbursements") attributable to Operating Expenses received by Landlord in a particular year shall be deducted from Operating Expenses in the year the same are received; provided, however, if a particular Reimbursement exceeds Fifty Thousand Dollars ($50,000.00) and applies to a prior year, such Reimbursement shall be applied to such prior year (and Tenant's Proportionate Share thereof shall be promptly refunded).

          (4) NON-PROJECT EXCLUSIVE EXPENSES. Whenever expenses are paid or incurred by Landlord as a result of activities that are not exclusively rendered to the Project, only that portion that can be reasonably allocated to the Project shall be included within Operating Expenses.

          (5) INSTALLMENTS. All assessments and premiums of Operating Expenses which can be paid or incurred by Landlord in annual installments shall be paid by Landlord in the maximum number of annual installments permitted by law and shall not be included as Operating Expenses except in the calculation year in which the installments are actually paid; provided, however, that if the then-prevailing practice in other comparable buildings is to pay such assessments or premiums on an earlier basis and Landlord shall pay the same on such basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord.

          (6) REASONABLENESS. Landlord shall use its reasonable efforts to operate and maintain the Project in an economically reasonable manner.

                       8.   INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

          (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

          (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. If and when Spieker Properties, L.P. or its successor by merger or acquisition, is not longer the "Landlord" under this Lease, then at all times Landlord shall carry a policy of Commercial General Liability Insurance with limits of liability of no less than Three Million Dollars ($3,000,000.00). Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises except where such damage arises from the active negligence or willful misconduct of Landlord, its employees, agents, or contractors.

B.        TENANT'S INSURANCE.

          So long as Franklin Resources, Inc. is "Tenant" under this Lease, the coverages Tenant is required to maintain under this Lease may be maintained under a program of Tenant's self-insurance or under policies that include self-insured retentions of deductibles that are typically carried by similarly situated tenants. Prior to any implementation of Tenant's self-insurance program, Tenant shall in writing advise Landlord of the self-insured retentions, or deductibles.

          (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

          (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a


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
     minimum general aggregate limit of Three Million Dollars ($3,000,000), with an "Additional Insured -- Managers or Lessors of Premises Endorsement" and the "Amendment of the Pollution Exclusion Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability
     Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

     (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. To the extent required by any Regulation, Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

     (4) COMMERCIAL AUTO LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

     (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or material change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A VII or better in "Best's Insurance Guide" and authorized to do business in the State of California. Should Franklin Resources, Inc. or its successor by merger or acquisition, no longer be "Tenant" under this Lease, then deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgements, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties;
(2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the active negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's active negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless form and against any and all claims, liabilities, losses, costs, liens, damages, injuries or expenses, including reasonable attorneys' fees and consultants' fees and court costs, demands, causes of action or judgements directly or indirectly arising from the active negligence or willful misconduct of Landlord or its employees, agents or contractors. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                           9.   WAIVER OF SUBROGATION

     To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                    10.  LANDLORD'S REPAIRS AND MAINTENANCE

     Landlord shall at Landlord's expense maintain in first-class condition and repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public and common areas of the Project including, but not limited to, the

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
landscaped areas, parking areas, driveways, sanitary and storm sewer lines, utilities services, HVAC systems, electric equipment (excluding Tenant's emergency electric generator(s) described in Paragraph 38 H. hereof) servicing the Building, exterior lighting, Project trash removal services, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's reasonably discretion. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonably opportunity and the right to enter the Premises at all reasonably times to repair same. Tenant's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of the Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24 or anywhere else in this Lease. By taking possession of the Premises, Landlord, subject to Paragraph 2.B of this Lease, accepts them "as is," as being in good order, condition and repair and the condition in which Landlord if obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is give.

                    11.     TENANT'S REPAIRS AND MAINTENANCE

        Tenant shall at all times during the Term at Tenant's expense maintain all interior non-structural parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor coverings, ceiling insulation, truck doors, hardware, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, and the emergency generator(s) described in Paragraph 38.H. of this Lease, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Landlord under this Paragraph 11, as to all of which Tenant shall be solely responsible.

                              12.     ALTERATIONS

A. Except for interior, nonstructural alterations costing less than Twenty-five Thousand Dollars ($25,000.00) to perform, Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities
Act) unless Tenant agrees to perform the same at its sole cost and expense; and
(c) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent (which consent shall not be unreasonably withheld, delayed or conditioned) for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonably rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's considerations of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. If Landlord does not respond in writing within ten (10) days of Tenant's plan, stating with specificity its reasons therefor, Tenant shall deliver a second notice to Landlord, stating in bold type on the first page thereof "URGENT -- DELAY NOTICE," which notice may be delivered by facsimile to Landlord at Landlord's Notice Address and as otherwise set forth in Paragraph 32, and if Landlord fails to respond within five (5) days thereafter, Landlord's consent shall be deemed given. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all third-party costs which Landlord may reasonably and actually incur in connection with granting approval to Landlord for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications to the extent it is reasonably necessary to do so. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant which Landlord indicated at the time consent thereto was granted would have to be removed and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expense, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        The work necessary to make such Alterations shall be performed by employees, contractors or space planners employed by Landlord or, with Landlord's prior written consent which consent shall not be unreasonably withheld, delayed or conditioned, by space planners and/or contractors licensed in California which are employed by Tenant. In addition, if Landlord


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
elected at the time consent to any such Alterations was granted to require that any such Alterations be removed by Tenant upon the expiration or earlier termination of the Term, and the Landlord elects to be responsible for performing such removal, then notwithstanding the provisions of the preceding paragraph, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises in their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                   13.  SIGNS

Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, and Tenant shall have the right to install at Tenant's sole cost, expense and responsibility, identifying signage on the existing monument sign at the entranceway to the Project, in accordance with Landlord's Building signage, criteria attached as EXHIBIT F hereto, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                        14.  INSPECTION/POSTING NOTICES

After reasonable notice and subject to such security requirements as Tenant may reasonably impose, except in emergencies where no such notice or compliance with any such security requirements shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (during the last twelve (12) months of the Term or extended
Term), purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall have the right to require a representative of Tenant to accompany Landlord during any such entry or inspection. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right or entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except for any damage to persons as properly caused by the active negligence or willful misconduct of Landlord or its employees, agents or contractors. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                          15.  SERVICES AND UTILITIES

A. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. Tenant shall have the right to conduct its business operations within the Premises, and to receive reasonable quantities of water, electricity and HVAC in connection therewith, seven (7) days per week, twenty-four (24) hours per day. If any such services are not separately billed or metered to Tenant, Tenant shall pay a proportion, as determined by Landlord, of all charges jointly serving other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder. Landlord shall use reasonable efforts to reasonably capture any material benefit available through deregulation of electricity supply or of the supply of other utilities.

B. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises.

C. Tenant shall not without written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises as reasonably determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, if any, as reasonably determined by Landlord, Tenant shall first procure the written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned), to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reasons of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; or (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Landlord may, but shall not be obligated to, upon notice to Tenant, contract with or otherwise obtain any electrical or other such service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

Subject to Paragraph 35 of this Lease, for service or utilities that Landlord is required to supply to the Premises hereunder, but is actively negligent in adequately providing or altogether fails to provide, Tenant's Rent shall be abated or reduced for such period of time that the Premises or portion thereof is not supplied with such services or utilities, in proportion to the rentable square feet of the Premises that is so affected bears to the total rental square feet of the Premises.

D. Landlord acknowledges and agrees to Tenant's exclusive use, operation, maintenance, repair and security protection of those certain underground conduit, vault and equipment facilities within the Project for Tenant's telecommunication cabling and equipment. Furthermore, Tenant agrees to and accepts complete and full responsibility and control of the facilities described in the preceding sentence.

                               16.  SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease beyond the expiration of all applicable grace, notice and cure periods. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any commercially reasonable additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form reasonably requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement.

                           17.  FINANCIAL STATEMENTS

At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                           18.  ESTOPPEL CERTIFICATE

Tenant agrees from time to time, but not more than twice in any calendar year, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated (subject to such rights of first refusal and/or options to purchase as may be set forth herein), and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgage, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. If Tenant fails to execute such certificate within such ten (10) business day period, and such failure continues for more than five (5) days following delivery of a second request therefor, which second notice shall be labeled at the top in bold letters "URGENT - DELAY NOTICE," then the failure by Tenant to execute and deliver such certificate shall constitute a default under this Lease. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                             19.  SECURITY DEPOSIT

In the event Tenant does not exercise its first and/or second option to extend the Term pursuant to Paragraph 38.B. of this Lease, Tenant agrees to deposit with Landlord no later than twelve (12) months prior to the expiration of the Term, or the extended Term, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                      20.  LIMITATION OF TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project (including the rents, issues and proceeds therefrom) for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below or elsewhere in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                         21.  ASSIGNMENT AND SUBLETTING

A. (1) GENERAL. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of (15) business days following receipt of the Transfer Notice to notify Tenant in writing whether Landlord consents to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease and if Landlord withholds such consent, stating with specificity the reasons therefor. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

(2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or other occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, as reasonably determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's reasonable discretion; the proposed assignee or subtenant is a governmental agency that occupies more than twenty-five percent (25%) of the Premises; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests, as well as all costs incurred by Landlord or any mortgage or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorney's fees in an amount not to exceed Twenty-five Hundred Dollars ($2,500.00).

B. BONUS RENT. For any subletting or assignment that is in the aggregate less than twenty-five percent (25%) of the Premises, any Rent or other consideration realized by Tenant under any such sublease or assignment, in excess of the Rent payable hereunder, after amortization of all transaction costs reasonably incurred in connection therewith, including but not limited to reasonable brokerage commission incurred by Tenant, legal fees, costs of improvements shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord ("BONUS RENT"). However, for any subleasing or assignment that is in the aggregate twenty-five percent (25%) or more of the Premises, then the Bonus Rent shall be divided and paid twenty-five percent (25%) to Tenant

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
and seventy-five (75%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parents corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. So long as Franklin Resources, Inc., is the "Tenant" in possession of the Premises, and Tenant is not in default of this Lease after the expiration of all applicable grace, notice and cure periods, Tenant shall have the right subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to (a) assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or consolidation, or (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or to a corporation or other entity which shall control, be under the control of, or be under common control with, Franklin Resources, Inc., (the term "control" as used herein shall be deemed to mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation, or other majority equity and controlling interest if Tenant is not a corporation) (any such entity being a "Related Entity"), or
(b) sublease all or any portion of the Premises to a Related Entity; upon the condition that (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease is made to a Related Entity and is made for a valid intra-corporate business purpose and is not made to circumvent the provisions of this Paragraph
21), and (ii) any such assignee shall have a net worth and annual income and cash flow, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment, in amounts necessary to perform its duties, obligations and liabilities hereunder, as reasonably determined by Landlord. Tenant shall within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (c) a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and subtenant, in which such assignee shall assume observance and performance of, and agree to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                 22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

C. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain in property of Tenant and the unamortized value of improvements to the Premises paid for by Tenant.

D. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                              24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation (based upon the certificate of a general contractor reasonably acceptable to Tenant) material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage (less the amount of any deductible), Landlord shall proceed to rebuild and repair the Premises in the manner reasonably determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then either party shall have the option, to be exercised within thirty
(30) days following receipt of Landlord's estimate, of terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease. If neither party elects to so terminate, Landlord shall commence to rebuild or repair the Premises diligently and in the manner reasonably determined by Landlord. Notwithstanding the above, Landlord shall commence to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage (to the extent Tenant is responsible for the loss and Landlord is not being covered by any other insurance proceeds) and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires, despite Landlord's commercially reasonable effort to obtain such proceeds, that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention two hundred percent (200%) the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises within thirty (30) days following the expiration or earlier termination of the Term or extended Term of this Lease, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry of any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease. If by written notice to Landlord delivered not later than twelve (12) months prior to the Term Expiration Date, or the expiration of the extended Term (the "Hold-Over Notice"), Tenant advises Landlord of its intent to hold-over specifying the period of such hold-over (which period must be for a period of no longer than six (6) months)(the "Hold-Over Term") then Tenant may, as a matter of right, remain in possession following the Term Expiration Date or the expiration of the extended Term, as the case may be, for the Hold-Over Term set forth in the Hold-Over Notice; provided, that the Base Rent for the Hold-Over Term shall be one hundred fifty percent (150%) of the sum of the Base Rent and other charges payable for the last month of the Term or extended Term. In no event under the preceding sentence shall Tenant have the right to hold-over in the Premises for more than one (1) six (6) month or shorter period beyond the Term Expiration Date or the expiration of the extended Term.

                                  26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(1) ABANDONMENT.

        2. NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence.

        3. OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for twenty (20) days after written notice of such failure unless such default cannot reasonably be cured within such twenty (20) day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and having so commenced, shall thereafter, with periodic written reports submitted to Landlord, prosecute or complete with due diligence and dispatch the curing of such default, as to which time is of the essence.

        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undercharged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen
        (15) days after the order therefor.

        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

        (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B.      REMEDIES UPON DEFAULT.

        (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

        (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

        (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which has been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
(4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the fifth business day of each calendar month, an amount equal to (i) two and one-half percent (2.5%) for the first late payment during any calendar year, and (ii) five percent (5%) for the second and subsequent late payment during any calendar year of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Tenant's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonably estimate thereof, provided, however, that on one (1) occasion during any calendar year of the Term, Landlord shall give Tenant written notice of such late payment and Tenant shall have a period of five (5) calendar days thereafter in which to make such payment before any late charge shall be assessed. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of fourteen percent (14%) per annum or the maximum interest rate allowed by law ("Applicable Interest Rate") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G. LANDLORD'S DEFAULT. Landlord shall not be in default hereunder unless Landlord fails to perform any material obligation required of Landlord under the terms of this Lease within a reasonable time, but in no event later than sixty
(60) days after written notice by Tenant to Landlord, subject to Paragraph 35 of this Lease, specifying the nature of Landlord's failure to perform. If, however, the nature of Landlord's obligation is such that more than sixty (60) days are reasonably required for performance, then Landlord shall not be in default hereunder if Landlord commences performance within such sixty (60) day period, subject to Paragraph 35 of this Lease, and thereafter diligently prosecutes such cure to completion. If Landlord at the expiration of such notice and cure periods has failed to cure such default, then, subject to the exculpatory provisions of this Paragraph 26, Tenant may pursue any of its legal or equitable remedies, but Tenant shall have no right to otherwise terminate this Lease. Notwithstanding the foregoing, nothing contained in this Paragraph 26.G. shall be deemed to expand Tenant's remedies under circumstances where particular provisions of this Lease expressly provide for an available remedy and where such available remedies are so set forth they shall be deemed Tenant's exclusive remedy.

                                27.     LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                              28.     SUBSTITUTION

A.





                         29.     TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest provided such successor-in-interest assumes in writing Landlord's duties, obligations or liabilities hereunder. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

            30.     RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent, except as otherwise expressly set forth herein. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                 31.     WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                  32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

C. REQUIRED NOTICES. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                              33. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                               35.  FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                           36. SURRENDER OF PREMISES

Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof (reasonable wear and tear, casualty damage and acts of God excepted), including, but not limited to, all holes in walls repaired, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall meet with Landlord for a joint inspection of the Premises fifteen (15) days prior to vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                               37. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall have the right to record a mutually acceptable short form memorandum hereof, provided that Tenant agrees upon the expiration or earlier termination of this Lease to execute and deliver to Landlord a quitclaim deed terminating said short form memorandum.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats reasonably necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith and reasonable opinion.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

S. OPERATING POLICIES. During the Term of this Lease, Landlord shall operate and maintain the Building in a manner generally consistent with other comparable first-class business park projects in San Diego County.

T. LANDLORD'S COVENANT. In connection with the exercise by Landlord of the rights and reservations granted or afforded by this Lease, Landlord hereby covenants and agrees to:

     (1) use its reasonable good faith efforts to avoid taking any actions (excepting any actions to comply with Regulations) which may materially adversely affect Tenant's use of or normal business operations within the Premises;

     (2) use its reasonable good faith efforts to provide Tenant with prior written notice of any such actions by Landlord (excepting any actions to comply with Regulations) which may materially adversely affect Tenant's use of or normal business operations within the Premises and at least forty-eight (48) hours prior written notice of any scheduled work to be performed by Landlord which may materially adversely interfere with Tenant's normal business operations; it being understood, however, that the giving of such prior written notice may be impossible or impractical under emergency circumstances;

     (3) in a manner consistent with the prudent and efficient operation of the Project, to reasonably coordinate and reasonably cooperate with Tenant to reasonably minimize any cessation or degradation of Tenant's use of or normal business operations within the Premises; and

     (4) use its reasonable good faith efforts to perform all work in an expeditious and workmanlike manner and to restore access to the Premises and the availability of Building services as soon as reasonably practicable.

Notwithstanding anything contained in this Paragraph 37.T. to the contrary, in no event shall Landlord be liable or responsible for any consequential or exemplary damages.

U. CONSENT/DUTY TO ACT REASONABLY. Except for the provisions of this Lease which expressly grant a party the right to act in its sole discretion, whereupon in each such case, Landlord's and Tenant's duty is to act in good faith (but shall not otherwise be subject to a

"reasonableness" standard) (i) any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, delayed or conditioned, and (ii) whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the other party's reasonable expectations concerning the benefits to be enjoyed under this Lease.

V. YEAR 2000 COMPLIANCE. Landlord hereby represents, warrants and covenants to the best of its knowledge to Tenant that all of the Project's mechanical, electrical, elevator, fire and life safety systems (the "Building Systems") will operate on and after January 1, 2000 without normal operations being impaired by dates in and after the year 2000. At Tenant's request, Landlord shall provide Tenant with reasonably satisfactory evidence of the Building Systems' compliance with the foregoing.

                           38.  ADDITIONAL PROVISIONS

A. BASE RENT. The monthly Base Rent during the initial Term shall be as follows:

          Period                                  Monthly Base Rent
          ------                                  -----------------
December 1, 1998 - January 31, 1999
February 1, 1999 - March 31, 1999
April 1, 1999 - March 31, 2000
April 1, 2000 - March 31, 2001
April 1, 2001 - March 31, 2002
April 1, 2002 - March 31, 2003
April 1, 2003 - March 31, 2004
April 1, 2004 - March 31, 2005
April 1, 2005 - March 31, 2006
April 1, 2006 - March 31, 2007
April 1, 2007 - March 31, 2008
April 1, 2008 - March 31, 2009


B. RENEWAL OPTION. Provided Tenant is not, and has not been, in material default of any of its obligations under this Lease or any other lease Tenant may have in the Project, after expiration of all applicable grace, notice and cure periods, it shall have an option to renew this Lease for the Premises in "as is" condition for two (2) five (5) year periods on the same terms and conditions as set forth in this Lease except that the Base Rent of each option period shall be the then prevailing fair market rental rate for comparable space of at least one hundred thousand (100,000) square feet at comparable buildings within the Eastgate Technology Park and University Towne Centre areas, as defined and determined by Subparagraph 38B.(1) and/or 38B.(2) below. In no event will the Base Rent for each option period be less than that of the previous period. Tenant shall give Landlord written notice to exercise option no earlier than eighteen (18) months but not less than fifteen (15) months prior to the expiration of the Term, or extended Term.

     Notwithstanding anything to the contrary herein contained, Tenant's right to extend the Term by exercise of the foregoing option shall be conditioned upon the following: (a) at the time of the exercise of the option, and at the time of the commencement of the extended Term, Tenant shall be in possession of and occupying at least seventy-five percent (75%) of the Premises and at least seventy-five percent (75%) of all other premises under any other lease Tenant may have in the Project, for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant, or licensee; and (b) the notice of exercise shall constitute a representation, by commencement of the extended Term, that Tenant does not intend to seek to assign or sublet more than twenty-five percent (25%) of the Premises, or assign or sublet more than twenty-five percent (25%) of any other premises under any other leases Tenant may have in the Project.

(1) "Fair Market Rental" shall mean the rate being charged to tenants recently renewing existing leases for comparable space in buildings within the Eastgate Technology Park and University Towne Centre areas, taking into consideration all relevant factors, including but not limited to, the following: size, location, floor level, proposed term of the lease, expense stops, extent of building services to be provided, and the time the rental rate under consideration is to become effective. Fair Market Rental as of the commencement of each option period shall be determined by Landlord with written notice (the "Notice") given to Tenant not later than thirty (30) days after the receipt of the option notice, subject to Tenant's right to arbitration as provided in Subparagraph 38.B(2) below. Failure on the part of Tenant to demand arbitration within thirty
(30) days after receipt of the Notice from Landlord shall bind Tenant to the Fair Market Rental as determined by Landlord. Notwithstanding anything to contrary herein, Tenant's right to arbitrate shall conclude no later than ninety
(90) days after the date of the Notice.

(2) If Tenant disputes the amount claimed by Landlord as Fair Market Rental, Tenant may require that Landlord submit the dispute to arbitration. The arbitration shall be conducted and determined in San Diego, California, in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

(a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of the Notice, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be M.A.I. designated and independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience who is familiar with the Fair Market Rental of first-class business park space in San Diego County. (In the event M.A.I. appraisers are no longer available, a comparable designation with at least ten (10) years experience with commercial property appraisal in San Diego County will be acceptable.) Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rental for the Premises.

     (b) If two arbitrators are chosen pursuant to Subparagraph 38.B.(2)(a) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subparagraph 38.B(2)(a) above. If they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified arbitrator by (i) the majority of board members of the San Diego County Chapter of M.A.I. appraisers, or (ii) the chief arbitrator of the San Diego County Chapter of the American Arbitration Association. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subparagraph 38.B(2)(c) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorney's fees and expenses of counsel and of witnesses or other experts for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses or other experts.

     (c) The Fair Market Rental shall be fixed by the three arbitrators in accordance with the following procedures. Each of the arbitrators selected by the parties shall state in writing, his or her determination of the Fair Market Rental supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions within ten (10) business days after appointment of the third arbitrator. If either arbitrator fails to deliver to the other arbitrators his or her determination within such ten (10) business day period, then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as the most closely approximating his or her determination of the Fair Market Rental shall constitute the decision of the arbitrators and shall be final and binding upon the parties. If either party fails to pay it share of the fees of the third arbitrator within thirty (30) days after receipt of an invoice, or fails to execute and deliver any documents reasonably required by the third arbitrator within thirty (30) days after receipt thereof, then the Fair Market Rental shall be determined solely by the arbitrator selected by the other party.

     (d) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties, except that such arbitrators shall not attempt by themselves to mutually ascertain the Fair Market Rental and any such determination, in a manner other than that provided for in Subparagraph 38.B(2)(c) hereof, shall not be binding on the parties.

C. ALTERNATIVE TERM EXPIRATION DATE. Subject to a certain lease dated September 2, 1998 for approximately 150,000 square feet within Phase B of the Project which adjoins the Premises ("Phase B Premises") and Tenant taking full occupancy and commencing the payment of Rent, Tenant shall have the right to alter the Term Expiration Date upon written notice to Landlord no earlier than twenty-four (24) months and not less than eighteen (18) months prior to the scheduled Term Expiration Date. This alteration of the Premises' Term Expiration Date shall consist of exchanging the term expiration date of the Phase B Premises with the Term Expiration Date for the Premises. In this event, monthly Base Rent for the period beyond the scheduled Term Expiration Date and through the new Term Expiration Date, as modified by the immediately preceding sentence, shall be the then prevailing fair market rental rate for comparable space of at least one hundred thousand (100,000) square feet at comparable buildings within the Eastgate Technology Park and University Towne Centre areas as reasonably determined by Landlord. In no event will the Base Rent be less than that of the previous period. Landlord shall submit to Tenant the then prevailing market rate by a written notice given to Tenant not later than thirty (30) days after the receipt of the Tenant's notice to alter the Term Expiration Date. Tenant shall have fifteen (15) days to accept said rental rate or Tenant's right to alter the Term Expiration Date hereunder shall terminate.

D. PREPAID RENT. Upon execution of this Lease, Tenant shall pay the first and second month's Base Rent for the entire Premises, totaling Three Hundred Seventy-one Thousand Seven Hundred Sixty Dollars $371,760.00 ("Pre-paid Rent"). Landlord shall apply the Pre-paid Rent to the Base Rent for the Premises as they become due during the initial months of the Term.

E. FIRST RIGHT OF OFFER TO LEASE. Tenant is granted a first right of offer to lease Building 2 of Phase A of the Project located at 4790 Eastgate Mall, which is approximately sixty thousand nine hundred 60,900 rentable square feet, ("Building 2") when it comes available (termination of the Building 2 tenant's lease obligation, right and interest to Building 2) at the end of the initial term of such lease, or at the end of any option period for Building 2, if the existing tenant thereof elects to extend the term of such lease, on the following terms: Before Landlord enters into a lease for Building 2, and provided Tenant is not then in default under this Lease, or any other lease Tenant may have in the Project, after any applicable grace, notice and cure periods, and has not been in material default of any terms or conditions of this Lease, or any other lease Tenant may have in the Project, and provided Tenant has not assigned or sublet more than twenty-five percent (25%) of its Premises, or any other premises under any other leases Tenant may have in the Project. Landlord will so notify Tenant in writing and propose a rent and other lease terms and conditions ("Landlord's Notice"). Tenant shall have five (5) days after notification to notify Landlord in writing of its intent to pursue negotiations. Thereafter, Landlord and Tenant shall negotiate in good faith in an attempt to reach an agreement on the terms of the lease for Building 2. If Tenant exercises this first right of offer in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for Building 2 (in the same manner as provided for in this Lease), and the lease for Building 2 will be consummated without delay in accordance with the terms and conditions set forth in Landlord's Notice. If Landlord and Tenant are unable to agree in writing within ten
     (10) days after Landlord's notice to Tenant, Landlord may lease Building 2 to another tenant. Thereafter, Tenant's first right of offer to lease Building 2 shall terminate, and Landlord shall be relieved from any further obligations to lease Building 2 to Tenant.

F. TERMINATION RIGHTS. Notwithstanding anything to the contrary contained in this Lease, if Tenant is notified by Landlord, or Tenant becomes aware and notifies Landlord of the occurrence of a Trigger Event (defined below), and such Trigger Event materially adversely affects the operation of Tenant's normal business in, use of, prevents Tenant's reasonable access to the Premises, and such Trigger Event continues for such a time greater than twelve (12) months (the "Maximum Restoration Period"), then Tenant may elect to exercise an ongoing right to terminate this Lease, upon thirty
     (30) days' prior written notice sent to Landlord within a period of sixty
     (60) days following the later of the occurrence of the Trigger Event or Tenant's receipt (or giving) of notice thereof (such notice, in the case of a Trigger Event described in subparagraphs (1) and (2) below, to contain a reasonably detailed description of the scope of the Trigger Event). Notwithstanding the forgoing, Tenant shall not have a right to so terminate this Lease if Landlord takes action within said sixty (60) day period (but no later than the expiration of the thirty (30) day period) which will result in the restoration of the Tenant's normal business operations in, Tenant's reasonable access to, and Tenant's use of the Premises in a condition suitable for the efficient conduct of Tenant's normal business (including, without limitation, utilities required or necessary for the operation of Tenant's normal business in the Premises) prior to the end of the Maximum Restoration Period.

As used herein, the term "TRIGGER EVENT" shall mean and refer to:

          (1) continuous interruption of electrical, water, telecommunication, telephone, gas, sewer or other essential utility services used or required in connection with Tenant's occupancy of the Premises or interruption of Tenant's access to the Premises;

          (2) discovery of Hazardous Materials or any other material environmental condition in, on or around the land, Building, Project, common areas or Premises, which, taking into account applicable environmental laws, either is unlawful or represents a significant health risk to occupants of the Premises, excepting those Hazardous Materials either:

          (a) used by Tenant's contractor in the construction of Alterations in the Premises; or

          (b) generated by Tenant or brought onto or into the Project, Building, Premises or common areas, by Tenant as more particularly described in Paragraph 4.D. of this Lease.


G. ROOFTOP COMMUNICATIONS EQUIPMENT. During the Term of this Lease (and any renewal or extensions thereof), Tenant shall have the right, without payment of any fee or charge therefor, to install and operate, for Tenant's personal use only, one (1) microwave transmitter-receiver or satellite dish (the "Satellite Dish") on one Building rooftop (the "Designated Building") of a weight, height, and width reasonably acceptable to Landlord. Landlord shall not withhold consent to the installation of a Satellite Dish reasonably comparable to those installed within the Project. Tenant's rights pursuant to this Paragraph 38.G are subject to the following:

     (1) All costs for the installation of the Satellite Dish including, but not limited to, electrical equipment and connections, mounting fixtures, engineering studies, inspections, permits, etc. will be at the Tenant's sole cost, expense and responsibility.

     (2) Prior to installing the Satellite Dish, Tenant must notify Landlord in writing, specifying the type, character, size, location, amount of space required, installation details and electrical requirements. Landlord in its reasonable discretion shall approve of said specifications of the Satellite Dish within ten (10) days following receipt of Tenant's written request to install a Satellite Dish on the roof of the Designated Building.

     (3) Tenant shall pay any federal, state and local taxes applicable to the installation and use of the Satellite Dish and Tenant shall procure, maintain and pay for and obtain all fees, permits and governmental agency licenses necessary in connection with all installation, maintenance and operation of the Satellite Dish; provided, however, that Landlord shall reasonably cooperate with the efforts of Tenant in connection with any governmental application or filing required thereby. Tenant shall reimburse Landlord for any actual costs Landlord may incur to assist Tenant as detailed in the preceding sentence.

     (4) Tenant shall be permitted, at its sole cost, expense and responsibility, but without separate charge other than any charges permitted to be imposed by Landlord under Paragraph 7, to install, modify, alter, repair , maintain, operate and replace one (1) existing chaseway of the Designated Building in an area in the core of the Designated Building, one (1) non-dedicated conduit for its cabling use (and the use of the Satellite Dish and cable contained therein connecting to such Building's roof for operation of Tenant's Satellite Dish). All installations required in connection with the Satellite Dish shall be made by means of conduits, wires or cables that will pas through existing openings in the walls or roof decks of the Designated Building, and all cable and wires located on the roof of the Designated Building used in connection with Satellite Dish shall be covered by rust-proof conduits and attachments. In no event shall any of Tenant's installations be made through the roof surface or membrane of the Designated Building without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. The installation of the Satellite Dish shall be subject to Landlord's review and approval and shall conform to the engineering standards commonly used for installing similar satellite dishes within the Project.

     (5) Tenant, at its sole cost, expense, and responsibility, will comply with all present and future laws, and with any reasonable requirements of any applicable fire rating bureau relating to the maintenance, use, installation and operation of the Satellite Dish. Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in conformity with all Regulations of all governmental agencies having jurisdiction over the installation, use and operation of the Satellite dish, including, without limitation, the Federal Aviation Administration and the Federal Communications Commission; provided, however, that if compliance with such laws or regulations would require a change in the size, configuration or location of the Satellite Dish, such changes shall be subject to Landlord's prior written consent.

     (6) Prior to the expiration or earlier termination of the Term of this Lease, or any extended Term, Tenant shall remove the Satellite Dish and all wires and cables used in connection with the Satellite Dish, and shall restore and repair all damage to the Designated Building occasioned by the installation, maintenance or removal of the Satellite Dish. If Tenant fails to timely complete such removal, restoration and repair, all sums incurred by Landlord to complete such work shall be paid by Tenant to Landlord upon demand.

     (7) Landlord makes no representations or warranties whatsoever with respect to the fitness or suitability of the Designated Building for the installation, maintenance and operation of the Satellite Dish, including, without limitation, with respect to the quality and clarity or any receptions and transmissions to or from the Satellite Dish and the presence of any interference with such signals, whether emanating from the Designated Building or otherwise. Landlord shall permit Tenant to have reasonable access to such other parts of the Designated Building as are open to the public or for which access is otherwise reasonably necessary in order to install, maintain and operate the Satellite Dish. Notwithstanding anything set forth in this Paragraph 38.G. to the contrary, if Landlord reasonably determines that the installation of the Satellite Dish will be detrimental to the design or structural soundness of the Designated Building or will create risk of injury or damage to persons or property, Tenant shall not be permitted to install said Satellite Dish.

     (8) Tenant must notify Landlord in writing to the scheduled date Tenant proposes to install the Satellite Dish on the roof of the Designated Building in order to make arrangements for the movement of materials needed in connection with the Installation of the Satellite Dish.

     (9) Tenant shall provide at its sole cost, expense and responsibility, adequate maintenance personnel in order to ensure the safe operation of the Satellite Dish. In addition, Tenant shall install, maintain and operate all of its equipment used in connection with the Satellite Dish in a fashion and manner so as not to interfere with the use and operation of any: (a) other televisions or radio equipment in the Designated Building; (b) present or future electronic control system for any operating services or the operation of elevators in any Building within the Project; (c) other transmitting, receiving or master television, telecommunications or microwave antenna equipment currently located on the roof of the Designated Building or other buildings within the Project; or (d) any radio communication system now used by Landlord and/or other tenants of the Project. In addition, Tenant shall use its commercially reasonable efforts to ensure that Tenant will not interfere with any equipment installed by Landlord and/or other tenants of the Project in the future. Landlord shall use its commercially reasonable efforts to ensure that Tenant's equipment will not be unreasonably interfered with.

H. Emergency Generator. During the Term or extended Term of this Lease, upon written approval by Landlord, which shall not be unreasonably withheld, delayed or conditioned, Tenant shall have the right, at its sole cost, expense and responsibility, in accordance with all applicable laws and in a location as determined by Landlord, to install one (1) emergency electrical generator per Building and all appurtenant equipment. The maintenance and operation of said equipment shall be at Tenant's sole cost, expense and responsibility and subject to Paragraph 11 of this Lease.

I. Measurement of the Premises. Within thirty (30) days after the date on which Landlord's Base Building Work is substantially complete for Tenant Improvements construction, but in no event later than the Term Commencement Date, Landlord shall cause the Premises to be measured by a mutually acceptable and professionally qualified architect (other than Landlord's or Tenant's architect) licensed in the state of California. The rentable square feet of the Premises shall be based on a dripline measurement. If the rentable square footage of the Premises is other than the stated rentable feet of the Premises in the Basic Lease Information, the Base Rent shall correspondingly be adjusted, at the same rate per square foot as set forth in the Basic Lease Information. Any modification or adjustment to the rentable square feet of the Premises and any other terms of the Lease must be made and agreed to in writing by the parties within fifteen (15) days after Landlord's receipt of architect's measurement. Failure on the part of the parties to agree within fifteen (15) days or any dispute between Landlord and Tenant pertaining this Paragraph 38.I shall be resolved by submitting to binding arbitration, conducted and determined in San Diego County according to the prevailing rules of the American Arbitration Association for arbitration of commercial disputes.

                             39. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 39. THE PROVISIONS OF THE PARAGRAPH 39 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.


                             LANDLORD

                             Spieker Properties, L.P.,
                             a California limited partnership

                             By:  Spieker Properties, Inc.,
                                  a Maryland corporation,
                                  its general partner


                                  By: /s/ RICHARD L. ROMNEY
                                     --------------------------------
                                     Richard L. Romney
                                  Its: Senior Vice President

                             Date:       9/2/98
                                  -----------------------------------


                             TENANT

                             Franklin Resources, Inc., a Delaware corporation


                             By: /s/ MICHAEL J. McCULLOCH
                                -------------------------------------
                                Michael J. McCulloch
                             Its: Director of Corporate Services


                             Date:    9/2/98
                                  -----------------------------------

                                   EXHIBIT A
                                INDUSTRIAL LEASE
                             RULES AND REGULATIONS

1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved reasonably by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons. Landlord and it agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person. During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall delivery to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.

9. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

11. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

12. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord which consent shall not be unreasonably withheld, delayed or conditioned.

13. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building,the Project or elsewhere.

14. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof other than in connection with the hanging of artwork. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as reasonably approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15. Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

16. Each tenant shall store all of its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

17. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or Project, without the written consent of the Landlord.

18. Landlord shall have the right, exercisable upon not less than six (6) months prior notice but without liability to any tenant, to change the name and address of the Building and the Project.

19. Landlord reserves the right to exclude or expel from the Project any person who, in the Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

20. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

22. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Project other than in Tenant's own truck dock well. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to two-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas or loading areas. Any tenant found parking in such designated visitor or reserved parking areas or loading areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

24. No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Project including the parking and driveway areas of the Project. All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Project. Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation. All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.

25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

28. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

                                   EXHIBIT B

                              SITE PLAN, PREMISES

Bridge Pointe Corporate Centre consists of approximately of 29 acres and up to approximately 591,000 square feet in up to 9 buildings. Phase A consists of four buildings indicated on the site plan below as 4760, 4770, 4780 and 4790 Eastgate Mall, totaling 215,800 square feet consisting of approximately 12.5 net acres. Phase B will consist of two buildings totaling approximately 150,000 square feet and consisting of approximately 8.5 acres. Phase C will consist of three buildings totaling up to approximately 225,000 square feet and consisting of approximately 8 acres.

The Premises consists of the buildings located at 4760, 4770 and 4780 Eastgate Mall in San Diego, California.

The Site Plan detailing the Premises and the Project follows this page and consists of two (2) pages.

                                  [FLOOR PLAN]







                            Franklin Resources, Inc.
            BRIDGE POINTE CORPORATE CENTRE -- SAN DIEGO, CALIFORNIA

                             [GARAGE PLAN GRAPHIC]







                            Franklin Resources, Inc.
            BRIDGE POINTE CORPORATE CENTRE -- SAN DIEGO, CALIFORNIA

                                   EXHIBIT D

                    TENANT'S HAZARDOUS MATERIALS DECLARATION

This exhibit shall be completed by Tenant upon occupancy of the entire Premises, but not later than May 1, 1999. The final Exhibit D, to be mutually agreed upon by the parties, shall be inserted to replace this Exhibit D.

                                      CLUP
                          Comprehensive Land Use Plan
                                      1990

                                    [PHOTO]

                           Naval Air Station Miramar
                             San Diego, California


                  AIRPORT NOISE/LAND USE COMPATIBILITY MATRIX
                           IMPLEMENTATION DIRECTIVES


All the uses specified are "compatible" up to the noise level indicated. Specified uses are also allowed as "conditionally compatible" in the noise levels shown if two specific conditions are met and certified by the local general purpose agency:

1. Proposed buildings will be noise attenuated to the level shown on the matrix based on an acoustical study submitted along with building plans.

2. In the case of discretionary actions, such as approval of subdivisions, zoning changes, or conditional use permits, an aviation easement for noise shall be required to be recorded with the County Recorder as a condition of approval of the project. A copy shall also be filed with the affected airport operator. For all property transactions, appropriate legal notice shall be given to all purchasers, lessees and renters of property in "conditionally compatible" areas which clearly describes the potential for impacts from airplane noise associated with airport operations. Notice will also be provided as required on the State Real Estate Disclosure form.

Identified uses proposed in noisier areas than the level indicated on the matrix are considered "incompatible."

The directives below relate to the specific "conditionally compatible" land use categories identified by number on the matrix.

3. New schools, preschools and libraries located within the CNEL 60-65 contours must be subjected to an acoustical study to assure that interior levels will not exceed CNEL 45.

4. New residential and related uses located within the CNEL 60-65 contours must be subjected to an acoustical study to assure that the interior levels will not exceed CNEL 45. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

   "Residential hotels" are defined as those that have 75% or more of accommodations occupied by permanent guests (staying more than 30 days) or those hotels which have at least 50 percent of their accommodations containing kitchens.

5. Transient Lodging is defined as hotels and motels, membership lodgings (Y's etc.), suite or apartment hotels, hotels, or other temporary residence units, not defined as residential hotels, above. Within the CNEL 60-70 contours, buildings must be subjected to an acoustical study to assure that interior levels do not exceed CNEL 45. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

6. Office buildings include many types of office and service uses: business and business services, finance, insurance, real estate; personal services; professional (medical, legal and educational); and government, research and development and others. Within the CNEL 65-70 contours, buildings must be subjected to an acoustical study to assure that interior levels do not exceed CNEL 50. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

8. For new commercial retail uses located within the CNEL 65-75 contours, buildings must be subjected to an acoustical study to assure that interior levels do not exceed CNEL 50. Appropriate legal notice shall be provided to purchasers, lessees, and renters of properties in this conditionally compatible zone in the manner previously described.

                                   EXHIBIT E

                    MCAS Miramar Comprehensive Land Use Plan



The MCAS Miramar Comprehensive Land Use Plan follows this page, and consists of four (4) pages.

What is the CLUP?

The Naval Air Station (NAS) Miramar Comprehensive Land Use Plan (CLUP) represents Navy and community recommendations for achieving compatible development near the air station. The CLUP was prepared by the San Diego Association of Governments (SANDAG) under authority of Article 3.5 of the California Public Utilities Code. The CLUP also incorporates recommendations of the Navy's Air Installation Compatible Use Zones (AICUZ) program, part of a nation-wide planning effort by the Department of Defense to look at accident potential and noise impacts around each military air installation in the United States. The goals of the CLUP are to:

   o Protect NAS Miramar from incompatible land uses;

   o Provide criteria for the orderly growth of the area surrounding the air station;

   o Safeguard the general welfare of those inhabitants within the vicinity of the air station by protecting them from the adverse effects of aircraft noise and accident potential; and

   o Ensure that no obstructions or other hazards affect navigable airspace.

Why is there a Problem?

Many military and civilian airfields were originally constructed in the open countryside. Over the years pressures to house a growing population meant people tended to move onto land near airfields. This nearby land normally has established access routes, and in many cases offers the advantages of living or working close to a major employment base. Meanwhile the level of air traffic has increased. These counteracting trends can cause problems for the air facility as well as local residents. Specifically, problems arise when use of the land is not controlled for compatibility with air operations.

Although noise impact areas no longer grow at rates experienced in the 1970's (and have actually decreased at NAS Miramar), the land near all airfields will continue to have high noise levels and potential for aircraft accidents. Land near airfields is suitable for certain types of development, such as agriculture or industrial uses, but may not be suitable for other types of development. Land near NAS Miramar consists of a mix of residential, commercial and industrial uses. For the most part, these developments are considered compatible with the current land use plan.

Community Participation

Land use compatibility is a shared concern of the Navy, the public, and the local government agencies who have planning and zoning authority. The decision makers for the local government have the key responsibility for taking actions that preserve land use compatibility. The cooperative action of all parties helps to resolve land use compatibility problems.

Navy Role in the Economy

More than 11,000 military and 2,500 civilian personnel work at NAS Miramar. Nearly 2,500 bachelor and 615 married military personnel (with 1,000 dependents) live at the air facility. An additional 1,800 military, with 5,500 dependents live in military housing off station with the rest living in the surrounding communities. All totalled -- military, civilians and dependents -- NAS Miramar has an extended family of nearly 30,000.

NAS Miramar is part of the naval complex in San Diego County. Over 175,000 Department of Defense personnel work in San Diego with a total economic impact to the community of $9.5 billion annually. NAS Miramar accounts for over $700 million of this total. Overall, one in five dollars in the San Diego economy is a Navy dollar.

Installation Mission

NAS Miramar is the home of the jet fighter and early warning aircraft of the Pacific Fleet. The mission of the station is to maintain and operate facilities and provide services and materials to support operations of aviation activities and units of the operating forces of the Navy.

What is NAS Miramar doing?

The people stationed at NAS Miramar are aware of their responsibility to minimize noise levels and hazards for the residents of nearby communities. Since 1974, noise complaints at NAS Miramar have decreased from a high of over 2,000 to 210 in 1991. This decrease resulted from the installation of hush houses to suppress ground engine runups, noise abatement procedures, and changes in aircraft mix.

More Information

Copies of the NAS Miramar CLUP may be obtained from SANDAG. Information on height restrictions and obstruction determination can be obtained from the Federal Aviation Administration or NAS Miramar. Information on land use compatibility may be obtained from the Community Planning Liaison Office at NAS Miramar.

NAS Miramar                            Community Planning Liaison Office
NOISE COMPLAINTS                       Code: 00M, NAS Miramar
(619) 537-4277                         San Diego, CA 92145-5000
                                       (619) 537-1235


San Diego Association of Governments   Federal Aviation Administration
401 B Street, Suite 800                13006 Aviation Blvd.
San Diego, CA 92101                    Hawthorne, CA 90261
(619) 595-5300                         (310) 297-1667

                                     [MAP]






CLUP COMPOSITE MAP
CLUP AREA

The NAS Miramar CLUP Composite Map shows a combination of noise and Accident Potential Zones (APZs). The noise descriptor used in this study is CNEL, which stands for Community Noise Equivalent Level. CNEL is the weighted average sound level for a 24-hour day. It is calculated by weighing evening and night operations five and ten times more than day operations, respectively, to adjust for the increased irritation caused by noise during evening and night hours. The depicted noise footprint ranges from 60 dB CNEL to 75 dB CNEL. The Accident Potential Zones represent areas that are overflown by aircraft and, therefore, more susceptible to accidents. The three APZs are APZ II, APZ I, and the Clear Zone; each progressively closer to the runway and potentially of more concern. The Land Use Compatibility Guidelines for noise and APZs promote compatible development near the air station. The guidelines recommend restricting noise sensitive development in the high noise zones, and restricting population density within the APZs. Zones of highest noise and accident potential have the smallest range of compatible land uses.




                                 [VICINITY MAP]




HEIGHTS AND OBSTRUCTIONS

In addition to noise and APZ considerations, height restrictions are necessary to insure that no object will interfere with safe operation of aircraft or deny operational capability of the air station. Any development proposal that includes an object over 200 feet above ground level (AGL) or which penetrates the 100:1 slope extending 20,000 feet from the nearest point of the nearest runway must be submitted to the Federal Aviation Administration (FAA) for an obstruction evaluation. SANDAG and NAS Miramar must also be notified of these proposals by the applicant. The following should also be examined for compatibility:

          * Uses that release into the air any substance that would impair visibility or otherwise interfere with the operation of aircraft (e.g., dust, smoke, or steam).

          * Uses which emit or reflect light that would interfere with aircrew vision.

          * Uses that produce emissions which would interfere with aircraft communications systems, navigation systems or other electrical systems.

          * Uses which attract birds, such as (but not limited to) sanitary landfills, maintenance of feed stations, growing certain types of vegetation, etc.

                  AIRPORT NOISE/LAND USE COMPATIBILITY MATRIX


----------------------------------------------------------------------------------
                                           Annual Community Noise Equivalent Level
                                                   (CNEL) in decibels
LAND USE                                    55      60      65      70      75
----------------------------------------------------------------------------------
 1. OUTDOOR AMPHITHEATERS
----------------------------------------------------------------------------------
 2. NATURE PRESERVES, WILDLIFE PRESERVES,                                               [ ]
    LIVESTOCK FARMING, NEIGHBORHOOD PARKS                                               COMPATIBLE
    AND PLAYGROUNDS                                                                     The outdoor community noise equivalent
----------------------------------------------------------------------------------      level is sufficiently attenuated by
 3. SCHOOLS, PRESCHOOLS, LIBRARIES                      45                              conventional construction that the indoor
----------------------------------------------------------------------------------      noise level is acceptable, and both indoor
 4. RESIDENTIAL-SINGLE FAMILY, MULTIPLE FAMILY          45                              and outdoor activities associated with the
    MOBILE HOMES, RESIDENTIAL HOTELS,                                                   land use may be carried out with
    RETIREMENT HOMES, INTERMEDIATE CARE                                                 essentially no interference from aircraft
    FACILITIES, HOSPITALS, NURSING HOMES                                                noise.
----------------------------------------------------------------------------------
 5. HOTELS AND MOTELS, OTHER TRANSIENT                  45      45                      [45]
    LODGING, AUDITORIUMS, CONCERT HALLS,                                                CONDITIONALLY COMPATIBLE
    INDOOR ARENAS, CHURCHES                                                             The outdoor community noise equivalent
----------------------------------------------------------------------------------      level will be attenuated to the indoor level
 6. OFFICE BUILDINGS-BUSINESS, EDUCATION,               50                              shown, and the outdoor noise level is
    PROFESSIONAL AND PERSONAL SERVICES;                                                 acceptable for associated outdoor
    R & D OFFICES AND LABORATORIES                                                      activities.
----------------------------------------------------------------------------------
 7. RIDING STABLES, WATER RECREATION                                                    [ ]
    FACILITIES, REGIONAL PARKS AND ATHLETIC                                             INCOMPATIBLE
    FIELDS, CEMETERIES, OUTDOOR SPECTATOR                                               The community noise equivalent level is
    SPORTS, GOLD COURSES                                                                severe. Although extensive mitigation
----------------------------------------------------------------------------------      techniques could make the indoor
 8. COMMERCIAL-RETAIL; SHOPPING CENTERS,                        50      50              environment acceptable for performance of
    RESTAURANTS, MOVIE THEATERS                                                         activities the outdoor environment would
----------------------------------------------------------------------------------      be intolerable for outdoor activities
 9. COMMERCIAL-WHOLESALE; INDUSTRIAL;                                                   associated with the land use.
    MANUFACTURING
----------------------------------------------------------------------------------
10. AGRICULTURE (EXCEPT RESIDENCES AND
    LIVESTOCK), EXTRACTIVE INDUSTRY, FISHING,
    UTILITIES, & PUBLIC R-O-W.
----------------------------------------------------------------------------------

This matrix should be used with reference to the Implementation Directives shown on the reverse.


               LAND USE COMPATIBILITY IN ACCIDENT POTENTIAL ZONES

LAND USE                                        APZ 1       APZ 2
---------------------------------------------------------------------
RESIDENTIAL(?) APARTMENTS,
AND TRANSIENT LODGING
---------------------------------------------------------------------
ASSEMBLY AREAS                                                          [            ] COMPATIBLE
Schools, Churches, Libraries, Auditoriums,
Sports Arenas, etc., Preschools, Nurseries,                             [50 or fewer ]  CONDITIONALLY
and Restaurants                                                         [Persons/Acre]  COMPATIBLE

                                                                        [            ]  INCOMPATIBLE
---------------------------------------------------------------------
Hospitals, Sanitariums, and
Nursing Homes
---------------------------------------------------------------------
OFFICES, RETAIL SHOPS(?)                          50
---------------------------------------------------------------------
WHOLESALE STORES,                                 50
MANUFACTURING(?)
---------------------------------------------------------------------
OUTDOOR USES:                                     50
Playgrounds, Neighborhood Parks,
Golf Courses, Riding Stables,
Public Right-of-Way
---------------------------------------------------------------------

(?) Residential land uses include single-family homes, multi-family, and retirement homes.

(?) See 1992 CLUP revision for siting of flammable, hazardous, and toxic materials within the APZs.

(?) It is suggested that for coverage in APZ1 should be less than 25% and less than 40% in APZ2.

For further information on determining compatibility in APZs, please see the NAS Miramar CLUP.

                                   EXHIBIT F

                                SIGNAGE CRITERIA
                                      FOR
                         BRIDGE POINTE CORPORATE CENTRE

The final Exhibit F, to be mutually agreed upon by the parties, shall be inserted to replace this Exhibit F.

                                   EXHIBIT F

                                SIGNAGE CRITERIA
                                      FOR
                         BRIDGE POINTE CORPORATE CENTRE

The Signage Criteria for Bridge Pointe Corporate Centre follows this page and consists of nine (9) pages.

                                SIGNAGE CRITERIA
                                      FOR
                         BRIDGE POINTE CORPORATE CENTRE

INTRODUCTION

The purpose of Exhibit 'F' is to establish signage standards necessary to balance maximum tenant identification with an overall unity of design for Bridge Pointe Corporate Centre. All tenant signs shall conform to the overall criteria outlined herein as well as to any additional criteria that may be specified elsewhere on the drawings of Exhibit 'F'. In addition, the following definitions shall apply:

Copy Area

     The area of a sign, exclusive of margins, in which copy and graphics may be placed.

Letter Height

     The height of a normal capital letter of a type font exclusive of swashes, descenders and ascenders.

Logo

     An image composed of a collection of symbols, figures, design elements, and letters which together for a distinct and unique identifying mark.

Major Tenant

     A tenant of a site or building who occupies at least 47,000 square feet of leased floor space, or as designated by owner.

Monument

     A ground structure forming a continuous mass including the sign face, base and its connection to the earth and existing solely for the purpose of displaying signs.

Owner

     The party holding legal title to the site and/or building(s) or its agents (e.g. landlord, developer, architect or other consultant).

Project

     Development composed of one or more buildings of consistent character where the principal use is commercial office space.

Sign Background Area

     The area of a building wall or fascia which is designated for signage applications.

Sign Face Area

     The area of a sign, including margins, potentially available for display of copy and graphics. The sign face area of monument signs and signs on garden walls shall be computed by drawing a line around each graphic element and/or line of copy and calculating the area contained within the lines. The architectural screening surrounding posts and forming the base of ground signs shall not be calculated as part of the sign face area.

Wall Sign

     Any sign affixed to the elevation of a building wall, or letters, figures or signs affixed to a freestanding garden or retaining wall.


TERMS AND CONDITIONS FOR SIGNAGE IMPLEMENTATION

In signing this lease, Tenant acknowledges receipt of the Tenant Sign Criteria and Guidelines, and agrees to the requirements contained therein and specifically the following requirements with regard to signage:

1. Each tenant shall provide a minimum of one primary identification sign in accordance with the approved criteria.

2. Tenant shall be responsible for the expenses relating to its signage, including but not limited to:

     -    design fees

     -    permit processing costs and application fees

     - 100% of costs for sign fabrication and installation including review of shop drawings and patterns by the Owner or its authorized agent

     Tenant shall also be responsible for maintaining the appearance and operating condition of all signs once installed.


Version 10.3                           1

3. Tenant shall submit to Owner for approval sign design and shop drawing in accordance with the provisions contained herein (see "Submittals and Approvals" section). ALL SIGN DESIGNS ARE SUBJECT TO REVIEW AND APPROVAL BY OWNER, INCLUDING LOCATIONS, NUMBER AND SIZE OF ALL SIGNS.

4. Tenant agrees to abide by all provisions, guidelines, and criteria contained within this Exhibit 'F', as well as with applicable City of San Diego sign regulations.

5. Only those sign types provided for and specifically approved in writing by the Owner will be allowed. Owner may, at its sole discretion, and at Tenant's expense, correct, replace or remove any sign that is installed without its written approval and/or that is deemed not to be in conformance with the plans as submitted and with requirements and documents referenced herein.

6. Tenant shall maintain its signage in like-new condition. Owner may, at its sole discretion and at Tenant's expense, replace, refurbish or remove any sign that has become deteriorated. The Tenant shall, upon termination of this lease and at its own expense, remove all signs associated with this lease and restore building walls to their original condition.

BUILDING WALL SIGNS

General Criteria

1. Configuration: Individual, internally illuminated channel letters with luminous faces. (See Example 1.)

2. Location: Signs to be affixed to building wall in the Sign Background Area designated and approved by Owner. See "Sign Location Plan" for possible locations.

3. Color: All tenant wall signs are to have translucent bronze acrylic letterfaces with five inch deep returns painted tan to match Sign Background Area building color. In cases where Tenant has a regionally or nationally recognized corporate identity, Owner may allow Tenant to utilize a letter color in accordance with its corporate specifications subject to Owner's prior written approval.

4. Letter Style: In cases where Tenant has a regionally or nationally recognized corporate identity, Owner may allow Tenant to utilize a letterstyle in accordance with its corporate specifications subject to Owner's prior written approval.

Sign Type 'E': Tenant Identification Wall Sign

    Intended as primary identification signage for all tenant spaces. One (1) wall sign allowed per building elevation with a maximum of two (2) wall signs per major tenant, for a maximum total of four (4) tenant wall signs per building. Maximum three feet six inches (3'6") letter height, with maximum of one hundred square feet of copy area.

MONUMENT SIGNS

General Criteria

1. Configuration: Concrete rectangular structure. Layout must be approved in writing by Owner. See examples on Page 8.

2.  Location: See "Sign Location Plan" for possible locations.

3.  Color: To be determined by Owner.

4. Letter Style: For Project Identification Monument Signs ('A'), in cases where Tenant has a regionally or nationally recognized corporate identity, Owner may allow Tenant to utilize a letterstyle in accordance with its corporate specifications subject to Owner's prior written approval. Lettering shall be centered within the copy panel.

Sign Type 'A': Project Identification Monument with Tenant Listings

    o Single-faced project identification monument sign including tenant listings and project address. Located at the southwest corner facing intersection of Judicial Drive and Eastgate Mall, and at the southeast entry facing Eastgate Mall.

    o  5 feet 10 inches maximum height

    o  12 square feet maximum copy area

    o  Eleven feet ten inches (11'10") maximum copy width

    o  May be internally and/or front-illuminated

    o  Two (2) signs only

Sign Type 'F': Vehicular Directional Monument

     o Single-faced vehicular directional monument sign including tenant copy. Located at the Judicial Drive entrance.

     o    6 feet maximum height

     o    .4 square feet maximum copy area per tenant

     o    One foot maximum copy width

     o    May be internally and/or front-illuminated

     o    Two (2) signs only

GENERAL PROVISIONS

1. Signs shall be designed in a manner that is compatible with and complementary to the overall project and adjacent facades.

2. Only those sign types provided for in the Sign Criteria & Guidelines and/or specifically approved in writing by the Owner will be allowed.

3. Signage that incorporates logos, business identity, and/or images denoting the type of business shall be encouraged. Logo design and colors to be approved by the Owner.

4. Logo, letter heights and sign square footages, where specified, shall be determined by measuring the normal capital letter of type exclusive of typographic swashes, ascenders, descenders or exaggerated initial capitals.

     For purposes of calculating copy area, wall signage shall be considered to be composed of two elements:

           A.  Lettering and Logos

               Includes the letters and characters that form the sign copy, exclusive of any figures, symbols and decorative elements. Where extended spacing between letters is used, copy area may be measured by calculating the area of each individual letter exclusive of space between letters.

               Logos and/or images that are in use on similar buildings operated by the tenant in California may be used, provided that said images are architecturally compatible and approved by the Owner and shall be counted in overall allowable square footage for tenant signs.

     Where lettering and logos are placed on architectural background, the height of the lettering and logos shall not exceed 80% of the height of the architectural background. Logo height may be greater than letter height but shall conform to sign are guidelines.

     Maximum copy areas shall be calculated exclusive of display surfaces, backings, architectural elements, and mounting devices.

5. Notwithstanding the maximum square footages specified for copy area allowances, signs and typography in all cases shall appear balanced and in scale within the context of the sign spaces - monuments and building walls
     - as a whole. Thickness, height, and color of sign lettering shall be visually balanced and in proportion to other signs on the building.

6. Wall signs shall be affixed without visible means of attachment, unless attachments make an intentional statement. Wall signs need not be attached directly to the lease space to which they refer.

7. Ground signs or monument signs may be located within landscaped zones between property lines and building setback lines, allowing for adequate site-lines for approaching vehicular traffic at street intersections and project entries, but may not be located in the public right-of-way.

8. All sign fabrication work shall be of excellent quality. All logo images and typestyles shall be accurately reproduced. Lettering that approximates typestyles shall not be acceptable. The Owner reserves the right to reject any fabrication work deemed to below standard.

9. Sign contractor shall be approved in writing by Owner. Contractor shall be licensed and carry insurance in accordance with Owner's requirements.

CONSTRUCTION REQUIREMENTS

1. All formed metal, such as letter forms, shall be fabricated using full-weld construction.

2. All ferrous and non-ferrous metals shall be separated with non-conductive gaskets to prevent electrolysis. In addition to gaskets, stainless steel fasteners shall be used to secure ferrous to nor-ferrous metals.

3. Threaded rods or anchor bolts shall be used to mount sign letters which are spaced out from background panel. Angle clips attached to letter sides will not be permitted.

4. Surfaces with color mixes and hues prone to fading (e.g., pastels, fluorescent, complex mixtures, and intense reds, yellows and purples) shall be coated with ultraviolet-inhibiting clear coat in a matte, gloss, or semi-gloss finish.

5. Joining of materials (e.g., seams) shall be finished in such a way as to be unnoticeable. Visible welds shall be continuous and ground smooth. Rivets, screws, and other fasteners that extend to visible surfaces shall be flush, filled, and finished so as to be unnoticeable.

6. Finished surfaces of metal shall be free from canning and warping. All sign finishes shall be free of dust, orange peel, drips, and runs and shall have a uniform surface conforming to the highest standards of the industry.

7. Reverse channel letters shall be pinned 2" off building wall. Return depth shall be 2-1/4", maximum, for letters less than 12" in height and such signs shall have a clear acrylic backing. Double tube neon shall be used when width of letter stroke exceeds 2-1/4".

8. Depth of open channel letters shall not exceed 2". All hardware and neon tube supports inside open channel letters shall be painted to match interior letter color. Neon tubing shall be sufficient to make letters read "solid" and shall be installed to that top surface of neon is flush with front edges of open channel.

9. Signs illuminated with neon shall use 30 m.a. transformers. The ballot for fluorescent lighting shall be 430 m.a. Fluorescent lamps shall be single pin (slimline) with 12" center-to-center lamp separation. All lighting must match the exact specifications of the approval shop drawings.

10. Surface brightness of all illuminated materials shall be consistent in all letters and components of the sign. Light leaks will not be permitted.

11. The back side of all bare neon used for signage shall be painted to provide an opaque finish. Paint color shall exactly match the Owner-approved specifications.

12. All conduit, raceways, crossovers, wiring, ballast boxes, transformers, and other equipment necessary for sign connection shall be concealed. All bolts, fastenings and clips shall consist of enameling iron with porcelain enamel finish, stainless steel, anodized aluminum, brass or bronze; or carbon-bearing steel with painted finish. No black iron material will be allocated.

13. Underwriter's Laboratory-approved labels shall be affixed to all electrical fixtures. Fabrication and installation of electrical signs shall comply with all national and local building and electrical codes.

14. Penetrations into building walls, where required, shall be made waterproof. Walls shall be restored to their original condition upon removal of attachments.

15. Location of all openings for conduit sleeves and support in sign panels and building walls shall be indicated by the sign contractor on drawings submitted to the Owner. Sign contractor shall install same in accordance with the approved drawings.

16. In no case shall any manufacturer's label be visible from normal viewing angles.

17. Sign permit stickers shall be affixed to the bottom edge of signs, and only that portion of the permit sticker that is legally required to be visible shall be exposed.

SUBMITTALS AND APPROVALS

Tenant signs shall be themed and designed to contribute to the overall Project design theme. Tenant sign designs shall be consistent with the Project theme, the provisions of the Team Sign Criteria and Guidelines.

Tenant shall submit all sign designs to Owner and obtain its written approval prior to sign fabrication. Approval or disapproval shall remain the sole right and discretion of Owner. Approval shall not be unreasonably withheld. Tenant must continue to revise and resubmit rejected designs until approval is obtained.

Prior to sign fabrication, Tenant shall submit for Owner approval three (3) sets of complete and fully-dimensioned shop drawings reflecting the sign design approved by the Owner. Shop drawings are to be submitted to Owner within twenty
(20) calendar days after design has been approved. Two (2) separate submittals will be required prior to implementation of signage:

     a.   Design Review
          Tenant shall submit all sign designs to Owner and obtain its written approval prior to sign fabrication. Approval or disapproval shall remain the sole right and discretion of Owner. Tenant must continue to revise and resubmit rejected designs until approval is obtained.

     b.   Shop Drawings
          Prior to sign fabrication, Tenant shall submit for Owner approval three (3) sets of complete and fully-dimensioned shop drawings reflecting the sign design approved by the Owner. Tenant must continue to revise and resubmit rejected designs until approval is obtained. The shop drawings submittal shall include:

          a.   Name, address and phone number of tenant/user.

          b.   Name, address and phone number of Sign Contractor, Designer.

          c. Elevation of structure showing all proposed signs indicating sign type, design, location, size and layout of sign drawn to scale and indicating dimensions, attachment devices and construction details, colors, materials and lighting details.

          d. Section detail of letters and/or sign element showing the dimensioned projection of the face of letters, method and intensity of illumination.

          e.   Color board with actual sample colors (8-1/2" x 11" format).

          f. Site plan showing property lines, buildings, location and dimensions from public right of way.

All Tenant sign submittals shall be reviewed by Owner for conformance with the provisions of the Bridge Pointe Corporate Centre Sign Criteria and Guidelines, this Exhibit 'F', and the design intent drawings approved by Owner.

Within fifteen (15) business days after receipt of Tenant's shop drawings, Owner shall either approve the submittal continent upon any required modifications or disapprove Tenant's sign submittal, which approval or disapproval shall remain the sole right and discretion of Owner. Tenant must continue to resubmit rejected plans until approval is obtained. A full set of final plans must be approved in writing by the Owner prior to permit application or sign fabrication.

Following Owner's approval of proposed signage, Tenant or its agent shall submit to the City of San Diego sign plans signed by Owner and applications for all permits for fabrication and installation by sign contractor. Tenant shall furnish Owner with a copy of said permits prior to installation of Tenant's sign(s).

Fabrication and installation of all sign shall be performed in accordance with the standards and specifications outline in this Exhibit 'F' and in the final approved plans and shop drawings. Owner may perform an in-shop inspection and buy-off of the signage prior to installation. Any work deemed unacceptable shall be rejected and shall be corrected or modified at Tenant's expense as required by the Owner or its agent.

Tenant shall install the minimum required signage within 60 calendar days after receipt of permit from the City of San Diego. If signage is not in place by that date, Owner may order fabrication and installation on Tenant's behalf. Tenant shall reimburse Owner for these costs.

SIGN CONTRACTOR RESPONSIBILITIES

Tenant shall require its sign contractor to do the following:
o provide to the Owner, prior to commencing fabrication, an original certificate of insurance naming the Owner as an additional insured for liability coverage.
o obtain approved sign permits from the City of San Diego prior to sign fabrication and deliver copies of same to Owner.
o prepare for approval prior to fabrication complete and fully-dimensioned shop drawings along with items listed under "Submittals and Approvals" section.

                                  [PREMISES LAYOUT]

                                   [DIAGRAM]

                                  [PREMISES LAYOUT]

                              [BRIDGE POINTE LOGO]
                                CORPORATE CENTRE

                                  SCANNED LOGO


                                  BRIDGE POINTE
                                CORPORATE CENTRE


                         COMPUTER SET - GARAMOND REGULAR

                                 ABCDEFGHIJKLM
                                 NOPQRSTUVWXYZ


                          ALPHABET - GARAMOND REGULAR

                                   1234567890

                       ADDRESS NUMBERS - GARAMOND REGULAR

                                   EXHIBIT "C"
                                  DEMISING PLAN
       The Demising Plan follows this page and consists of two (2) pages.




                                      C-1.

4760 EAST GATE MALL
SAN DIEGO, CA.                             FIRST FLOOR PLAN

4760 EAST GATE MALL
SAN DIEGO, CA.                             SECOND FLOOR PLAN

                                     EXHIBIT "D"

                             WORK LETTER AGREEMENT

                  This Work Letter Agreement ("WORK LETTER") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Sublease Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sublease (the "SUBLEASE") to which this Work Letter is attached and forms a part.

1. Base Building Work. The "Base Building Work" described on SCHEDULE 1 to this EXHIBIT D, if any, has been performed by Landlord at Landlord's sole cost and expense. Furthermore, a) Landlord represents that no Hazardous Materials were used, to Landlord's actual knowledge, in the construction of the Sublease Premises, except in compliance with all Regulations applicable to Hazardous Material and the environment; and b) Landlord shall deliver the Sublease Premises to Subtenant in compliance with all laws, rules, regulations and ordinances, including the Americans with Disabilities Act of 1990.

2. Plans and Specifications.

         2.1 Subtenant shall retain the services of Ware & Malcomb (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord, Sublandlord and Subtenant for the construction of the Tenant Improvements in the Sublease Premises. Subtenant shall submit the Space Plan and any proposed revisions thereto to Landlord and Sublandlord for their approval.

         2.2 Based on the approved Space Plan, Subtenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings mutually satisfactory to Landlord, Sublandlord and Subtenant for the construction of the Tenant Improvements (the "PLANS") no later than thirty (30) days after full execution of the Sublease Agreement. Landlord, Sublandlord and Subtenant shall diligently pursue the preparation of the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements. All necessary revisions to the Space Plan and the Plans shall be made within three (3) business days after Landlord's and Sublandlord's response thereto, until Landlord and Sublandlord ultimately approve the Space Plan and Plans.

         2.3 Subtenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and the Standards (defined below), and contain all such information as may be required to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical, electrical, plumbing, structural and engineering drawings mutually satisfactory to Landlord, Sublandlord and Subtenant. Notwithstanding Landlord's and Sublandlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord and Sublandlord shall have no responsibility or liability whatsoever


                                      D-1.

for any errors or omissions contained in the Space Plan or Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Subtenant hereby waives all claims against Landlord and Sublandlord relating to, or arising out of the design or construction of, the Tenant Improvements.

         2.4 Landlord and/or Sublandlord shall approve or disapprove the Space Plan or Plans or any proposed revision thereto submitted to Landlord and Sublandlord in Landlord's and Sublandlord's reasonable discretion, provided that Landlord and Sublandlord shall not unreasonably withhold such approval. Landlord and Sublandlord shall approve or disapprove any Space Plan, Plans or proposed revisions thereto submitted to Landlord and Sublandlord for Landlord's and Sublandlord's approval within three (3) business days after Landlord's and Sublandlord's receipt thereof. If Landlord or Sublandlord has not approved or disapproved in writing any Space Plan, Plans, or proposed revisions thereto submitted to Landlord and Sublandlord within five (5) business days after Landlord's and Sublandlord's receipt thereof, Landlord and Sublandlord shall be deemed to have approved the same.

3.       Specifications for Standard Tenant Improvements.

         3.1 Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT D. As used herein, "STANDARDS" OR "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT D, or such other standards of equal or better quality as may be mutually agreed between Landlord and Subtenant in writing.

         3.2 No deviations from the Standards are permitted without Landlord's prior written approval, which will not be unreasonably withheld, conditioned or delayed.

4.       Tenant Improvement Cost.

         4.1 The cost of the Tenant Improvements shall be paid for by Subtenant, including, without limitation, the cost of Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; remediation and preparation of the Sublease Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements.

         4.2 Provided Subtenant is not in default under the Sublease, including this Work Letter, beyond any applicable notice and cure period, Landlord shall contribute a tenant improvement allowance not to exceed $1,504,000.00 ("TENANT IMPROVEMENT ALLOWANCE") toward the cost of the initial Tenant Improvements (including without limitation all construction costs, cabling, architecture, design and engineering fees, permit fees and construction management fees) and shall disburse the Tenant Improvement Allowance to Subtenant as follows: (a) Twenty Percent (20%) of the Tenant Improvement Allowance within ten (10) days of execution of the Sublease; (b) Seventy Percent (70%) of the Tenant Improvement Allowance

                                      D-2.

at Substantial Completion (as defined below) of the entire Sublease Premises; and (c) the remaining balance of Ten Percent (10%) of the Tenant Improvement Allowance upon submission by Subtenant to Landlord copies of a certificate of completion executed by the Space Planner and Subtenant's contractor, and unconditional mechanics' lien releases (which mechanics' lien releases shall be executed by the subcontractors, labor suppliers and materialmen in addition to Subtenant's contractor), in each case in form and substance reasonably satisfactory to Landlord, and all appropriate bills and supporting documentation for the work ordered by Subtenant or its contractor or any subcontractor reasonably required by Landlord.

         4.3 In the event the estimated cost of the design and construction of the Tenant Improvements exceeds the Tenant Improvement Allowance, Subtenant shall pay such excess cost to Subtenant's contractor.

         4.4 For the purposes of this Work Letter, "Substantial Completion" shall mean (A) all of the Sublease Premises' plumbing, heating, life safety, ventilation, air conditioning and electrical systems are operational to the extent necessary to service the Sublease Premises, (B) Landlord has substantially completed all work required to be performed by Landlord in accordance with this Work Letter, except minor "punch-list" items which shall thereafter be promptly completed, (C) Subtenant has obtained a certificate of occupancy for the Sublease Premises or its equivalent in accordance with this Work Letter, and (D) Subtenant has been tendered access to the Sublease Premises.

5.       Construction of Tenant Improvements.

         5.1 Within ten (10) days after Subtenant's, Sublandlord's and Landlord's approval of the Plans and the estimated costs of the Tenant Improvements, Subtenant shall cause the contractor to proceed to secure a building permit and commence construction of the Tenant Improvements.

         5.2 Subtenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Subtenant's occupancy of the Sublease Premises, in compliance with all applicable Regulations. Subtenant shall employ Reno Contractors as the contractor or such other contractor or contractors as shall be reasonably approved by Landlord in writing to construct the Tenant Improvements in conformance with the approved Space Plan and Plans. The construction contracts between Subtenant and the approved contractor shall be subject to Landlord's prior reasonable approval and shall provide for progress payments. The contractor(s) shall be duly licensed and Landlord's approval of the contractor(s) shall be conditioned, among other things, upon the contractor's reputation for quality of work, timeliness of performance and integrity.

         5.3 Sublandlord and Landlord shall not be liable for any direct or indirect damages suffered by Subtenant as a result of delays in construction beyond Landlord's and Sublandlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Subtenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Subtenant).


                                      D-3.

         5.4 All work to be performed on the Sublease Premises by Subtenant or Subtenant's contractor or agents shall be subject to the following conditions:

                           (a) Such work shall proceed upon Landlord's written
                  approval of Subtenant's contractor, and public liability and property damage insurance carried by Subtenant's contractor, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Master Lease.

                           (b) All work shall be done in conformity with a valid
                  building permit when required, a copy of which shall be furnished to Sublandlord and Landlord before such work is commenced, and in any case, all such work shall be performed in a good and workmanlike and first-class manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Sublease Premises pursuant to the Sublease. Notwithstanding any failure by Sublandlord or Landlord to object to any such work, neither Sublandlord nor Landlord shall have any responsibility for Subtenant's failure to comply with all applicable Regulations. Subtenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not affect the structural integrity of the Building.

                           (c) Landlord or Landlord's agents shall have the
                  right to inspect the construction of the Tenant Improvements by Subtenant during the progress thereof. If Landlord shall give notice of faulty construction or any other deviation from the approved Space Plan or Plans, Subtenant shall cause its contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Space Plan or Plans.

                           (d) Subtenant shall cause its contractor to complete
                  the Tenant Improvements as soon as reasonably possible.

                           (e) Subtenant's construction of the Tenant
                  Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the approved Space Plan or Plans; (ii) Subtenant and its contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord's approval within two (2) business days following the later to occur of the selection of the contractor and the approval of the Plans. Landlord shall within three (3) business days after receipt thereof inform Subtenant of any changes which are necessary and Subtenant's contractor shall adhere to such corrected schedule; and (iii) Subtenant shall abide by


                                      D-4.

                  all reasonable rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

                           (f) Subtenant or Subtenant's contractor or agents
                  shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Subtenant's or Landlord's contractor.

                           (g) Subtenant's entry to the Sublease Premises for
                  any purpose, including, without limitation, inspection or performance of Subtenant construction by Subtenant's agents, prior to the date Subtenant's obligation to pay Rent commences shall be subject to all the terms and conditions of the Sublease except the payment of Rent. Subtenant's entry shall mean entry by Subtenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors. Landlord and Sublandlord shall have the right to post the appropriate notices of non-responsibility and to require Subtenant to provide Landlord and Sublandlord with evidence that Subtenant has fulfilled its obligation to provide insurance pursuant to the Sublease.

                           (h) Subtenant shall promptly reimburse Landlord upon
                  demand for any reasonable expense actually incurred by Landlord by reason of faulty work done by Subtenant or its contractors or by reason of inadequate clean-up.

                           (i) Subtenant hereby indemnifies and holds
                  Sublandlord and Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities relating in any way to any act or omission of Subtenant or Subtenant's contractor or agents, or anyone directly or indirectly employed by any of them, in connection with the Tenant Improvements and any breach of Subtenant's obligations under this Work Letter, or in connection with Subtenant's non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Subtenant, as set forth above, shall also apply with respect to any and all costs, losses, damages, injuries, and liabilities related in any way to Sublandlord's and Landlord's performance of any ministerial acts reasonably necessary (i) to permit Subtenant to complete the Tenant Improvements, and (ii) to enable Subtenant to obtain any building permit or certificate of occupancy for the Sublease Premises, except to the extent Landlord's actions are associated with completing the Building shell or core.



                                      D-5.

                           (j) Subtenant's contractor and the subcontractors
                  utilized by Subtenant's contractor shall guarantee to Subtenant and for the benefit of Sublandlord and Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Subtenant's contractor and the subcontractors utilized by Subtenant's contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor of subcontractors and (ii) the Sublease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of Sublandlord, Landlord and Subtenant, as their respective interests may appear, and can be directly enforced by any of the parties. Subtenant covenants to give to Landlord and Sublandlord any assignment or other assurances which may be reasonably necessary to effect such rights of direct enforcement.

                           (k) Commencing upon the execution of the Sublease,
                  Subtenant shall hold weekly meetings at a reasonable time with the Space Planner and the contractor regarding the progress of the preparation of the Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Subtenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and upon Landlord's advance request, certain of Subtenant's contractors shall attend such meetings.

6.       Insurance Requirements.

         6.1 All of Subtenant's contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Subtenant as set forth in the Sublease.

         6.2 Subtenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Subtenant pursuant to the Sublease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as

                                      D-6.

may be reasonably required by Landlord including, but not limited to, the requirement that all of Subtenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,400,000 in aggregate, and in form and with companies as are required to be carried by Subtenant as set forth in the Sublease.

         6.3 Certificates for all insurance carried pursuant to this Work Letter must comply with the requirements of the Sublease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Subtenant shall immediately repair the same at Subtenant's sole cost and expense. Subtenant's contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Product and Completed Operation Coverage insurance required by Landlord, which is to be issued on an "occurrence" (as opposed to a "claims made") basis and be maintained for five
(5) years following completion of the work and acceptance by Landlord and Subtenant. All policies carried under this Paragraph 6 shall insure Landlord and Subtenant, as their interests may appear, as well as the contractors. All insurance maintained by Subtenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

         6.4 Any insurance required to be carried by Subtenant under this Work Letter may be carried under blanket insurance policies.

7. Notice of Completion. Within ten (10) days after completion of construction of the Tenant Improvements, Subtenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Subtenant fails to do so, Landlord may execute and file the same on behalf of Subtenant as Subtenant's agent for such purpose, at Subtenant's sole cost and expense. At the conclusion of construction, (i) Subtenant shall cause the Space Planner and the contractor (i) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Sublease Premises, and (iii) Subtenant shall deliver to Sublandlord and Landlord a copy of all warranties, guarantees, and operating manuals and information relating to the improvements, equipment, and systems in the Sublease Premises installed on behalf of Subtenant.

8. Work Letter Default. A default under this Work Letter shall constitute a default under the Sublease, and the parties shall be entitled to all rights and remedies under the Sublease in the


                                      D-7.

event of a default hereunder by the other party (notwithstanding that the Sublease Term thereof has not commenced).

         IN WITNESS WHEREOF, the parties have entered into this Work Letter which is of even date with the Sublease of which this is a part.

                            SUBLANDLORD:

                            FRANKLIN TEMPLETON CORPORATE
                            SERVICES, INC.,a Delaware corporation

                            By: /s/ LESLIE M. KRATTER
                               -------------------------------------
                                    LESLIE N. KRATTER
                            Its:    VICE PRESIDENT & SECRETARY
                                ------------------------------------
                            SUBTENANT:

                            INTUIT INC., a Delaware corporation

                            By: [SIGNATURE ILLEGIBLE]
                               -------------------------------------

                            Its: CFO, SVP of FInance
                                ------------------------------------


                            By: [SIGNATURE ILLEGIBLE]
                               -------------------------------------

                            Its: VP, Investor Relations and Treasurer
                                ------------------------------------

                            LANDLORD:

                            SPIEKER PROPERTIES, L.P., a California limited partnership

                            By: Spieker Properties, Inc., a Maryland corporation
                            Its: General Partner


                               By: /S/ RICHARD L. ROMNEY
                                  ----------------------------------
                                       Richard L. Romney
                                       Senior Vice President

                               By: /s/ MITCH J. RITSCHEL
                                  ----------------------------------
                               Its: Vice President
                                   ---------------------------------
                                    Mitch J. Ritschel



                                      D-8.

                                   SCHEDULE 1
                                  TO EXHIBIT D

                               BASE BUILDING WORK

Completed according to the plans and specifications prepared by Pacific Cornerstone Architects consisting of sheets TS-1 to L-7 and dated June 1, 1998. Landlord and Subtenant hereby acknowledge that Landlord has provided CAD drawings of said plans to Subtenant.

                                      D-9.

                                   SCHEDULE 2
                                  TO EXHIBIT D

                               BUILDING STANDARDS

         The following constitutes the Building Standard tenant improvements ("STANDARDS") in the quantities specified:

With respect to all construction standards and guidelines, the ADC Telecommunication initial tenant improvements in Building 2, located at 4790 Eastgate Mall, San Diego, CA 92121 shall be considered "Building Standards". Landlord and Subtenant hereby acknowledge that Landlord has provided CAD drawings of said plans to Subtenant.

1.       RIGHT OF FIRST REFUSAL TO LEASE BUILDING 8.

         (a) Provided Tenant satisfies the conditions set forth in Section 3 below, Tenant shall have the ongoing option to lease Building 8 from Landlord (the "Building 8 Option") as follows:

                 (i) Landlord shall notify Tenant in writing ("Landlord's Building 8 Notice") at the time Landlord intends to accept a bona fide written letter of intent from a third party to lease Building 8 (the "Building 8 Offer"). Landlord's Building 8 Notice shall include the terms of the Building 8 Offer including the square footage, whether it be for a portion of Building 8, the entire building or several buildings within the Project ("Building 8 Designated Space").

                 (ii) Within five (5) business days after Tenant's receipt of Landlord's Building 8 Notice, Tenant shall notify Landlord in writing as to Tenant's election to either (A) decline to lease the entire Building 8 Designated Space; or (B) commit to lease the entire Building 8 Designated Space on the same economic terms as the Building 8 Offer ("Tenant's Building 8 Acceptance Notice").

         (b) In the event Tenant commits to lease the entire Building 8 Designated Space, Landlord and Tenant shall enter into a new lease for the entire Building 8 Designated Space, substantially in the form of the Phase A Lease (as expressly modified by the Sublease), provided, that the economic teens and conditions shall be the same as those in the Building 8 Offer, and provided
(i) Tenant's parking ratio is not less than that granted under the Phase A Lease and (ii) the roof rights granted under Paragraph 38 (G) shall also apply to Building 8, subject to any charges for such uses as agreed to in the Building 8 Offer.

         (c) If Landlord has not executed a lease on the terms set forth in the Building 8 Offer for the Building 8 Designated Space within six (6) months of Landlord's Building 8 Notice to Tenant, the Building 8 Option shall be reinstated.

2. OPTION TO RENEW THE LEASE OF THE PHASE A-2 PREMISES. Provided Tenant satisfies the conditions set forth in Section 3 below, Tenant shall have the option to enter into a new lease directly with Landlord, for one (1) additional teen of five (5) years, commencing April 1, 2009 and expiring on March 31, 2014 (the "Renewal Option") pursuant to the procedure set forth below.

         (a) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier then October 1, 2007, but no later than January 1, 2008 ("Tenant's Intent to Renew Notice"). If Tenant fails to provide such notice, Tenant shall have no further or additional right to the Renewal Option.

         (b) The Base Rent in effect at the expiration of the Sublease shall be adjusted to reflect the current fair market rental for comparable space in the Project and in other similar buildings in the Eastgate Technology Park area as of April 1, 2009, taking into account the specific provisions of the Sublease which will remain constant, and the Building amenities, location, identity, quality, age, conditions, term of lease, tenant improvements, services provided, and other pertinent items, including tenant concessions then offered in the market place.

         (c) Landlord shall advise Tenant ("Landlord's Notice") of the new Base Rent for the Phase A-2 Premises for the renewal term which will be based on Landlord's good faith determination of fair market rental value ("Fair Market Rate"), as well as additional terms and conditions for the renewal term, no later than fifteen (15) days after receipt of Tenant's Intent to Renew Notice.

         (d) Tenant shall notify Landlord of its election to exercise (the "Exercise Notice") the Renewal Option within ten (10) days of Tenant's receipt of Landlord's Notice.

         (e) If Tenant disputes the amount claimed by Landlord as the Fair Market Rate, Tenant may require that Landlord submit the dispute to arbitration. The arbitration shall be conducted and determined in San Diego, California, in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the procedures mandated by such rules shall be modified as follows:

                 (i) Tenant shall make demand for arbitration in writing on or before it sends Tenant's Exercise Notice to Landlord hereunder, specifying therein the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be an independent real estate broker with at least ten (10) years full-time commercial real estate experience in San Diego office properties, prior to the date of Tenant's Intent to Renew Notice, who is familiar with the Fair Market Rate of first-class business park space in San Diego County. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten
(10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rate for the subject premises. The arbitration shall be concluded within sixty (60) days after the date of Tenant's Exercise Notice.

                 (ii) If two arbitrators are chosen as set forth above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall determine the Fair Market Rate. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such ten (10) business day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to this paragraph. In the event the arbitrators are unable to agree upon such appointment within seven (7) days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) business days. If the parties do not agree on the third arbitrator within fifteen (15) business days after expiration of the foregoing seven (7) day period, then either party, on behalf of both, may request appointment of such a qualified arbitrator by (i) the President of the San Diego Board of Realtors, or (ii) the chief arbitrator of the San Diego County Chapter of the American Arbitration Association. The three arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subparagraph (iii) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys' fees and expenses of counsel and of witnesses or other experts for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses or other experts.

                 (iii) The Fair Market Rate shall be fixed by the three arbitrators in accordance with the following procedures. Each of the two (2) arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Rate supported by the reasons therefor and shall make counterpart copies for each of the other arbitrators. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions within ten (10) business days after appointment of the third arbitrator. If either arbitrator fails to deliver to the other arbitrators his or her determination within such ten (10) business day period, then the determination of the other arbitrator shall be final and binding upon the parties. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rate. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as the most closely approximating his or her determination of the Fair Market Rate shall constitute the decision of the arbitrators and shall be final and binding upon the parties. If either party fails to pay its share of the fees of the third arbitrator within thirty (30) days after receipt of an invoice, or fails to execute and deliver any documents reasonably required by the third arbitrator within thirty (30) days after receipt thereof, then the Fair Market Rate shall be determined solely by the arbitrator selected by the other party.

                 (iv) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator.

         (f) Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. Tenant agrees to execute a new lease agreement substantially in the form of the Phase A Lease, as expressly modified by the Sublease, reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option to renew granted under this Paragraph is not transferable; the parties hereto acknowledge and agree that they intend that the option to renew the Sublease under this Paragraph shall be "personal" to the specific Tenant named in this Lease and that in no event will any assignee or sublessee have any rights to exercise such option to renew (except for affiliates, subsidiaries or successors of Tenant). Furthermore, Subtenant's parking ratio provided in the Basic Lease Information of the Master Lease and the roof rights pursuant to Paragraph 38(G) of the Master Lease shall be reflected in the renewal lease, except that Landlord shall have the right to charge Tenant for such uses to the extent any such charges would not be inconsistent with parking and roof right charges then imposed at similarly situated office buildings in San Diego.

3. CONDITIONS TO EXERCISE OF RIGHTS TO LEASE AND OPTIONS TO RENEW. Tenant's exercise of its right to lease Building 8 and Tenant's exercise of its options to renew pursuant to Section 2 of this Agreement, is subject to Tenant's satisfaction of each of the following conditions:

         (a) Tenant shall not be in material default (beyond any applicable notice and cure periods) under the Sublease or lease at the time of exercise of the right and has not committed more than one (1) material default (beyond any applicable notice and cure periods set forth in the Sublease) during the Sublease Term (as defined in the Sublease); and

         (b) as to the Renewal Option, Tenant does not intend to assign or sublet more than twenty-five percent (25%) of the Subleased Premises (excluding its affiliates, subsidiaries or successors); or as to Tenant's right to lease Building 8, Tenant (or its affiliates, subsidiaries or successors) is in occupancy of not less than seventy-five percent (75%) of the Subleased Premises.

4. NOTICES. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Landlord shall be sent to the attention of:

              Spieker Properties, L.P.
              9255 Towne Centre Drive, Suite 100
              San Diego, California 92121
              Attn: Tambra Martinez

 Notices to Tenant shall be sent to the attention of

              Intuit Inc.
              6220 Greenwich Drive
              San Diego, California 92122
              Attn: Facilities Director
              Fax No.: 858/1784-1399

              With copies of all notices to:

              Intuit Inc. 2550 Garcia Avenue, Second Floor
              Mountain View, California 94043
              Attn: General Counsel
              Fax No.: 650/944-6622

              And to:

              Intuit Inc.
              2550 Garcia Avenue, Second Floor
              Mountain View, California 94043
              Attn: Vice President - Finance and Administration
              Fax No.: 650/1944-5499

5. CONFIDENTIALITY. The covenants, obligations and conditions contained in this Agreement shall remain strictly confidential. Tenant agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, or broker (other than Tenant's brokers, attorneys and advisors).

6. ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Agreement and this Agreement supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Agreement. None of the terms, covenants, conditions or provisions of this Agreement can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Agreement.

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                       LANDLORD:

                       SPIEKER PROPERTIES, L.P., a California limited partnership

                       By: Spieker Properties, Inc., a Maryland corporation
                       Its: General Partner


                               By: /s/ RICHARD L. ROMNEY
                                  -----------------------------------------
                                       Richard L. Romney
                                       Senior Vice President


                       TENANT:

                       Intuit Inc., a Delaware corporation



                       By: [SIGNATURE ILLEGIBLE]
                          -------------------------------------------------
                       Its: CFO, SVP of Finance
                           ------------------------------------------------